UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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☐	Soliciting Material Pursuant to §240.14a-12

HEARTWARE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 8, 2011
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders to be held on Thursday, May 12, 2011, at 4:30 P.M., U.S. Eastern Time (6:30 A.M. May 13, 2011 Australian Eastern Standard Time), at the Fairmont Turnberry Isle Hotel, 19999 West Country Club Drive, Miami, Florida 33180.
The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy or CHESS Depository Interest (CDI) voting instruction form as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.
Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares (or direct CHESS Depository Nominees Pty Ltd (CDN) to vote if you hold your shares in the form of CDIs) by following the instructions on the enclosed proxy card or CDI Voting Instruction Form. Internet voting is available as described in the enclosed materials. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
We look forward to seeing you at the annual meeting.

Sincerely yours,

Douglas Godshall
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2011 (U.S. EASTERN TIME)
TO THE STOCKHOLDERS:
Notice is hereby given that the annual meeting of stockholders of HeartWare International, Inc., a Delaware corporation, will be held on Thursday, May 12, 2011, at 4:30 P.M., U.S. Eastern Time (6:30 A.M. May 13, 2011 Australian Eastern Standard Time), at the Fairmont Turnberry Isle Hotel, 19999 West Country Club Drive, Miami, Florida 33180, for the following purposes:
1. To elect a class of three directors, identified in the accompanying Proxy Statement, to hold office until our annual meeting of stockholders to be held in 2014 and until his or her successor is duly elected and qualified (“Proposal No. 1”);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Proposal No. 2”);
3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers (“Proposal No. 3”);
4. To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers (“Proposal No. 4”);
5. For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 10.14 and for all other purposes, to approve the grant of 22,450 restricted stock units to Douglas Godshall on the terms set out in the accompanying Proxy Statement (“Proposal No. 5”);
6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Thomas on the terms set out in the accompanying proxy statement (“Proposal No. 6”);
7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Seth Harrison on the terms set out in the accompanying proxy statement (“Proposal No. 7”);
8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Timothy Barberich on the terms set out in the accompanying proxy statement (“Proposal No. 8”);
9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Christine Bennett on the terms set out in the accompanying proxy statement (“Proposal No. 9”);
10. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr. on the terms set out in the accompanying proxy statement (“Proposal No. 10”);
11. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Stockman on the terms set out in the accompanying proxy statement (“Proposal No. 11”);

12. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Denis Wade on the terms set out in the accompanying proxy statement (“Proposal No. 12”);
13. For the purposes of Australian Securities Exchange Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale by the Company of $143.75 million aggregate principal amount of our 3.50% Convertible Senior Notes due 2017 (and the issue and allotment of up to 1,767,293 shares of common stock on conversion of the notes) (the “Notes”) in accordance with the terms and provisions set forth in that certain prospectus supplement filed with the Securities and Exchange Commission on December 13, 2010 (“Proposal No. 13”); and
14. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The board of directors recommends that stockholders vote FOR Proposals 1-3 and 5-13 (inclusive), save for Douglas Godshall (with respect to Proposal No. 5 only), Robert Thomas (with respect to Proposal No. 6 only), Seth Harrison (with respect to Proposal No. 7 only), Timothy Barberich (with respect to Proposal No. 8 only), Christine Bennett (with respect to Proposal No. 9 only), Charles Raymond Larkin, Jr. (with respect to Proposal No. 10 only), Robert Stockman (with respect to Proposal No. 11 only) and Denis Wade (with respect to Proposal No. 12 only) who abstain from making a recommendation with respect to the Proposal in parenthesis after their name due to their personal interest in that Proposal. The board of directors recommends that stockholders vote for THREE YEARS with respect to Proposal No. 4.
Stockholders of record as of the close of business on March 24, 2011 (U.S. Eastern Time), the Record Date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement of the meeting, except to the extent that they are excluded from voting under the ASX Listing Rules. The voting exclusions are set out in the accompanying proxy statement. Record holders of CHESS Depositary Interests, or CDIs, as of the close of business on the Record Date, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. CDI holders may attend the meeting but may not vote in person at the meeting unless they request CDN to appoint them as its proxy with respect to their holding of CDIs. CDI holders who choose to attend the meeting (other than as a proxy) may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au.
The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor or other professional adviser prior to voting.

By order of the Board of Directors,

Douglas Godshall
Chief Executive Officer
April 8, 2011
IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

INTERNET AVAILABILITY OF PROXY MATERIALS	1

SOLICITATION AND VOTING	1

PROPOSAL NO. 1 — ELECTION OF DIRECTORS	4

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7

DIRECTOR COMPENSATION	13

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16

REPORT OF THE AUDIT COMMITTEE	18

EXECUTIVE COMPENSATION	19

EQUITY COMPENSATION PLAN INFORMATION	37

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	38

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING	39

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40

REVIEW OF RELATED PARTY TRANSACTIONS	40

PROPOSAL NO. 5 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL	41

PROPOSALS NO. 6 - 12 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS AND STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2008 STOCK INCENTIVE PLAN	44

PROPOSAL NO. 13 — RATIFICATION OF THE NOTE OFFERING	48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	79

OTHER BUSINESS	79

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 4:30 P.M. ON THURSDAY, MAY 12, 2011 (U.S. Eastern Time) (6:30 A.M. MAY 13, 2011 Australian Eastern Standard Time). A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K, may be viewed and printed at http://www.edocumentview.com/HTWI.

HEARTWARE INTERNATIONAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2011
(U.S. EASTERN TIME)
The accompanying proxy is solicited by the board of directors of HeartWare International, Inc., a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held at 4:30 P.M. on Thursday, May 12, 2011 U.S. Eastern Time (6:30 A.M. on May 13, 2011 Australian Eastern Standard Time), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
The complete mailing address, including zip code, of our principal executive offices is 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701.
This Proxy Statement was first mailed to our stockholders on or about April 8, 2011.
INTERNET AVAILABILITY OF PROXY MATERIALS
A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K, may be viewed and printed at:
http://www.edocumentview.com/HTWI
SOLICITATION AND VOTING
Voting Rights and Outstanding Shares
Only those stockholders of record as of the close of business on March 24, 2011 U.S. Eastern Time (the “Record Date”) will be entitled to vote at the annual meeting and any adjournment or postponement thereof. Those persons holding CHESS Depositary Interests (“CDIs”), each CDI representing one thirty-fifth of a share of our common stock, are entitled to receive notice of and attend the annual meeting and may instruct CDN to vote at the annual meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.
As of the Record Date, we had 13,920,906 shares of common stock outstanding (equivalent to 487,231,710 CDIs assuming all shares of common stock were converted into CDIs on the Record Date), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder as of the close of business on the record date is entitled to one vote for each share of common stock held by such stockholder. Each CDI holder is entitled to direct CDN to vote one vote for every 35 CDIs held by such holder. A majority of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, instructions to withhold authority to vote for a director nominee, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary voting authority and has not received instructions as to how to vote on a particular proposal) will each be counted as present and entitled to vote for purposes of determining whether a quorum is present.
Vote Required
If a quorum is present, the three nominees receiving the highest numbers of votes cast will be elected directors. Stockholders do not have the right to cumulate their votes for directors. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.

The affirmative vote of the holders of a majority of our shares of common stock present and voting in person or by proxy on the relevant Proposal is required to:
•	approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
•	approve the compensation of the Company’s executives as disclosed in this Proxy Statement;
•	approve the proposal that executive compensation be approved by the Company’s stockholders every three years at the annual meeting;
•	approve the grant of 22,450 restricted stock units to Douglas Godshall;
•	approve the grant of up to 1,000 restricted stock units and 1,000 stock options to each of Robert Thomas, Seth Harrison, Timothy Barberich, Christine Bennett, Charles Raymond Larkin, Jr., Robert Stockman and Denis Wade; and
•	ratify our issuance and sale of $143.75 million aggregate principal amount of our 3.50% Convertible Senior Notes due 2017 (and the issue and allotment of up to 1,767,293 shares of common stock on conversion of the Notes), which we refer to in this Proxy Statement as the “notes”.
For Proposals 2 through 13, abstentions will not be counted as votes and will therefore have no impact on the outcome of the resolutions. Broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of such proposals.
If you are a beneficial holder and do not return a voting instruction card, your broker may only vote on the ratification of our independent registered public accounting firm.
Voting Exclusion Statements
We will disregard any votes cast by the directors of the Company (and their associates) on Proposals No. 5 — 12 (inclusive).
We will disregard any votes cast on Proposal No. 13 by:
•	persons who participated in the issuance and sale of the notes as described in this proxy statement; and
•	any associate of those persons mentioned in the preceding bullet.
However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card, or it is cast by the person chairing the annual meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.
Solicitation of Proxies
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing. If we engage a proxy solicitor, we will pay the customary fees and expenses of such solicitor, which we estimate would not exceed $20,000.

Voting Instructions
All shares of our common stock represented by properly executed proxies received before or at the meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy form determines, or, if no person is nominated, as our board of directors recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of HeartWare International, Inc., 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the annual meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting as follows:
•	If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided on the proxy card or can vote by proxy by mail pursuant to instructions provided on the proxy card.
•	If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided on the proxy card or may vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.
Under Delaware law, votes cast by Internet have the same effect as votes cast by submitting a written proxy card.
Specific instructions to be followed by any CDI holder interested in directing CDN to vote the shares underlying their CDIs are set forth on the CDI Voting Instruction Form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.
Special Instructions for CDI Holders
Our CDI holders of record as of the close of business on the Record Date will be entitled to receive notice of and attend the annual meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares at the annual meeting by following the instructions in the CDI Voting Instruction Form and voting online at www.investorvote.com.au or by returning the CDI Voting Instruction Form to Computershare, being the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:30 P.M. on May 8, 2011 U.S. Eastern Time (6:30 A.M. on May 9, 2011 Australian Eastern Standard Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 4:30 P.M. on May 8, 2011 U.S. Eastern Time (6:30 A.M. on May 9, 2011 Australian Eastern Standard Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.
CDI holders may attend the annual meeting, but cannot vote in person at the annual meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Certificate of Incorporation, as amended to date, provides for our board of directors to be divided into three classes, with each class having a three-year term. In accordance with our Certificate of Incorporation and bylaws, the number of directors that constitutes our board of directors is fixed from time to time by a resolution duly adopted by our board. Our board has set the size of the board at eight directors. Information as to the directors currently comprising each class of directors and the current term expiration date of each class of directors is set forth in the following table:

Class	Directors Comprising Class	Current Term Expiration Date
Class I	Dr. Christine Bennett	2012 Annual Meeting
Dr. Denis Wade
Class II	Douglas Godshall	2013 Annual Meeting
Dr. Seth Harrison
Robert Stockman
Class III	Timothy Barberich	2011 Annual Meeting
C. Raymond Larkin, Jr.
Robert Thomas
As discussed in greater detail below in “Information on Our Board of Directors — Director Independence and Family Relationships,” our board has determined that six of the eight current members of our board are independent directors within the meaning of the listing standards of The NASDAQ Global Market.
Each of the Class III Directors serves until the later of the 2011 annual meeting or the due election and qualification of his or her successor. Accordingly, three persons are to be elected to serve as Class III Directors of the board of directors at the meeting. The nominating and governance committee of the board recommended, and our board nominated, each of Timothy Barberich, C. Raymond Larkin, Jr. and Robert Thomas as nominees for election as Class III Directors. If elected at the 2011 Annual Meeting, each of the nominees would serve until our 2014 annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by validly delivered proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Barberich, Larkin and Thomas, each of whom is presently a director of the Company. If any of the nominees is unexpectedly unavailable for election, these shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.
Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the board believes such nominee brings to the board.
Timothy Barberich. Mr. Barberich, age 63, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since April 2008. He is the founder and former president, chief executive officer and chairman of Sepracor Inc., a publicly traded pharmaceutical company based in Marlborough, Massachusetts which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in 2009. He founded Sepracor in 1984 and was chief executive officer from 1984 to May 2007 and Chairman of the Board from 1990 to 2007. From May 2007 to May 2008, Mr. Barberich served as Executive Chairman of Sepracor and served as Chairman of the Board from May 2008 through October 2009. Mr. Barberich has been the Chairman of BioNevia Pharmaceuticals since June 2008. He has also served on the board of BioSphere Medical, Inc., a NASDAQ listed biotechnology company, since December 1993 and serves on the board of directors of the following privately held companies: Gemin X Biotechnologies, Resolvyx Pharmaceuticals, Tokai Pharmaceuticals and Euthymics Biosciences. Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Bedford, Massachusetts-based Millipore Corporation, a company that provides separations products to the life science research, pharmaceutical, biotechnology and electronic markets. Mr. Barberich is a graduate of Kings College. He holds a Bachelor of Science degree in Chemistry.

Key Attributes, Experience and Skills:
Through his work at Sepracor, Mr. Barberich brings to the board the invaluable knowledge and experience of leading a company in the healthcare industry through every stage of its life cycle, including its founding, early stage research and development, product approvals and commercialization, private funding, initial public offering and substantial profitability. We believe this experience and familiarity with the types of risks we may face, together with his broad medical device and pharmaceutical industry experience, makes Mr. Barberich uniquely suited to serve on our board.
C. Raymond Larkin, Jr. Mr. Larkin, age 62, has been a director of HeartWare Limited and subsequently HeartWare International, Inc. since October 2008 and Chairman of the Board since June 2010. Mr. Larkin joined the board of directors of Align Technology, Inc. (Nasdaq:ALGN) in March 2004 and has served as Chairman since February 2006. Align Technology is engaged in the design, manufacture and marketing of novel orthodontic products. Mr. Larkin also serves on the Board of Novasys Medical, Inc. is a privately held company focused on the development of innovative therapies in women’s health. He is also a director of Neuropace, a privately held company developing implantable devices for treating neurological disorders, and TherOx, a company focused on treating oxygen-deprived tissue in heart-attack victims. Previously, from 1999 through May 2007, Mr. Larkin served on the Board of Davita, Inc., a New York Stock Exchange listed provider of dialysis services. Since July 2006, Mr. Larkin has served as a Venture Partner at Cutlass Capital, a healthcare venture capital firm, and, since January 2002 as an Executive Committee Member at Synecor, an incubator of innovative early stage medical technologies. Mr. Larkin spent approximately 15 years with critical care device company Nellcor Puritan Bennett, Inc, which he joined in 1983 as Vice President Sales and Marketing. He was appointed President and Chief Executive Officer of Nellcor in 1989. Larkin subsequently served as Chairman and Chief Executive Officer of Eunoe, Inc., a company focused on neurological disorders, until it was acquired by Integra LifeSciences Holdings Corporation in 2005. Mr. Larkin is a graduate of LaSalle University and a former Captain in the United States Marine Corps.
Key Attributes, Experience and Skills:
Mr. Larkin’s service as Chief Executive Officer of Nellcor and Eunoe provides valuable business, leadership and management experience, including expertise leading early stage and mature organizations in the medical technology and device industry, giving him a keen understanding of the issues facing businesses such as ours. In addition, Mr. Larkin has significant experience with healthcare venture capital and the commercialization of medical technology. Mr. Larkin’s service on the board of directors of other very successful medical device companies enables him to bring additional perspectives to the board.
Robert Thomas. Mr. Thomas, age 65, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since November 2004 and Chairman of the Board of HeartWare Limited and subsequently HeartWare International, Inc. for the period from February 2009 to June 2010. He is currently a director of a number of Australian public companies, including Virgin Blue Holdings Limited, Reva Medical, Inc and Tower Australia Limited, the later of which Mr. Thomas serves as chairman. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Prior thereto, Mr. Thomas was CEO of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is a member of the Advisory Board of Nomura Australia and is a Fellow of the Australian Institute of Company Directors. Mr. Thomas is a director of O’Connell Street Associates and Grahger Capital Securities as well as being President of the State Library Council of New South Wales in Australia. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the Stockbrokers Association of Australia and is a Master Stockbroker and has also been a member of the Securities Institute of Australia for almost four decades and a Fellow for a decade.

Key Attributes, Experience and Skills:
Mr. Thomas’ career in investment banking, including serving in various leadership roles at Citigroup Corporate and Investment Bank in Australia and New England, provide valuable commercial experience and critical insights on the roles of finance and strategic transactions to our business. Mr. Thomas has substantial experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the board from his years of service as a securities analyst.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed by our employees under the direction and oversight of our board. Except for Mr. Godshall, none of the members of our board is an employee of the Company or any of our subsidiaries. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in board and board committee meetings.
We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for the governance of the company. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of conduct may be found on our investor relations website at www.heartware.com. Information contained on our website is not part of this Proxy Statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.
Board of Directors
The following is biographical information for the remainder of our current directors as well as the key attributes, experience and skills that the board believes such current directors bring to the board.
Class I Directors
Christine Bennett. Dr. Bennett, age 55, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2004. In June 2008 Dr. Bennett was appointed to her current position as Chief Medical Officer, Bupa Australia Limited, Australia’s largest privately operated health insurer and a business of the Bupa Group a global health and care company. In January 2010, Dr. Bennett’s role in Bupa was expanded to offer strategic advice on clinical governance and healthcare leadership across businesses in Bupa’s international markets. Dr. Bennett became Chair of Research Australia Ltd in June 2010 and has been a director of the Australian Centre for Health Research and Bupa Health Dialog Pty Ltd since November 2010. Dr. Bennett was appointed to the position of Chair of the National Health and Hospitals Reform Commission appointed by the Prime Minister of Australia in February 2008 to prepare a long-term reform plan for the Australian health system. The Commission’s final report was delivered in June 2009. Previously, from May 2006 to June 2008, Dr. Bennett was Group Executive, Health and Financial Solutions and Chief Medical Officer of MBF Australia Limited. Prior thereto, from September 2002 through May 2006, Dr. Bennett held the position of Chief Executive Officer and Managing Director of Research Australia, a national body of Australian organizations and companies committed to making health and medical research a higher national priority in Australia and globally. Dr. Bennett also served as the Chief Executive Officer and Managing Director of Total Healthcare Enterprises Limited from September 2001 to August 2002, a partner of KPMG Australia in the health and life sciences area from May 2000 to September 2001 and Chief Executive Officer of Westmead Hospital and Health Service in Sydney from May 1997 to May 2000. Dr. Bennett has over 30 years experience in the Australian health sector in senior executive, strategic and clinical roles. Specifically, Dr. Bennett brings substantial experience as a specialist clinician, strategist and planner and chief executive in both the public and private sectors. Dr. Bennett holds a Bachelor of Medicine and Surgery (from the University of Sydney, Australia), Master of Paediatrics (from the University of New South Wales, Australia) and is a Fellow of the Royal Australasian College of Physicians.
Key Attributes, Experience and Skills:
Dr. Bennett’s experience and training as a practicing physician enables her to bring valuable insights to the Board, including through her understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for product development. In addition, she contributes her significant experience with quality, clinical governance, regulatory and government relations matters gained through her service as Chief Medical Officer of a large international health business and as Chief Executive Officer of several large, complex healthcare organizations. Dr. Bennett also brings to the board her strong communications and media experience, her extensive knowledge of international health system structures and reforms, her experience in mergers and acquisitions in the healthcare sector and her previous experience as a director of a start-up biotechnology company.

Denis Wade. Dr. Wade, age 73, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2004. From 1998 until his retirement in 2003, Dr. Wade was Managing Director of Johnson & Johnson Research Pty Ltd, a research arm of Johnson & Johnson. Prior to that position, he was the Foundation Professor of Clinical Pharmacology at the University of New South Wales in Australia. Dr. Wade has served on a number of industry and Government bodies in Australia. He is a former President of the Australian Society of Clinical and Experimental Pharmacology and has held senior positions in the International Union of Pharmacology, serving as Chairman of the Clinical Pharmacology Section. Dr. Wade holds a Bachelor degree in Medicine and Surgery from the University of New South Wales (Australia) and a Doctorate in Philosophy from Oxford (in the United Kingdom). He was awarded an Honorary Doctorate in Science from the University of New South Wales. He is a Fellow of the Royal Australasian College of Physicians and the Australian Academy of Technological Sciences and Engineering. From April 2010 to present, Dr. Wade served as a director of ChemGenex Pharmaceuticals Ltd., a company listed on the Australian Securities Exchange (“ASX”), and from December 2006 to February 2007 he served as a director of Biotron Limited, also listed on the ASX.
Key Attributes, Experience and Skills:
Dr. Wade’s 45 years of experience in medicine and the development of pharmaceuticals and medical devices as a physician, teacher and researcher and his fundamental understanding of the potential pathways contributing to disease gives him critical perspective on medical device development. Through his work with various industry and governing bodies in Australia and his experience in a variety of executive positions in the medical research field, he brings vast leadership and oversight experience to the board as well as exposure to diverse, global points of view. Dr. Wade also has extensive experience with intellectual property matters as it pertains to the development and commercialization of medical devices and pharmaceuticals.
Class II Directors
Douglas Godshall. Mr. Godshall, age 46, has been the Chief Executive Officer of HeartWare Limited and subsequently HeartWare International, Inc., since September 2006 and became a director of HeartWare Limited and subsequently HeartWare International, Inc., in October 2006. Prior to joining HeartWare Limited, Mr. Godshall served in various executive and managerial positions at Boston Scientific Corporation, where he had been employed since 1990, including as a member of Boston Scientific’s Operating Committee and since January 2005, as President, Vascular Surgery. Prior thereto, Mr. Godshall spent five years as Vice President, Business Development, at Boston Scientific, where he was focused on acquisition strategies for the cardiology, electrophysiology, neuroradiology and vascular surgery divisions. Mr. Godshall has a Bachelor of Arts in Business from Lafayette College and Masters of Business Administration from Northeastern University in Boston, Massachusetts.
Key Attributes, Experience and Skills:
Mr. Godshall brings to the board extensive business, operating and industry experience as well as his broad strategic vision for and tremendous knowledge of the Company. Mr. Godshall also has significant senior managerial and industry specific knowledge with medical devices globally. Mr. Godshall’s service as our Chief Executive Officer creates a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on the business. In addition, having the Chief Executive Officer, and Mr. Godshall in particular, on our board provides our Company with ethical, decisive and effective leadership.
Seth Harrison. Dr. Harrison, age 50, has been a director and deputy chairman and non-executive director of HeartWare Limited and subsequently HeartWare International, Inc., since November 2004 and was Chief Executive Officer of HeartWare, Inc. from July 2003 through November 2004. Since September 1999, Dr. Harrison has been Managing General Partner of Apple Tree Partners I, L.P., an early stage life sciences venture capital firm, which is our major stockholder. Prior to September 1999, he held senior executive positions with Oak Investment Partners, Sevin Rosen Funds and Nazem & Company. Dr. Harrison received a Bachelor of Arts from Princeton University. He received his medical degree and a Masters of Business Administration from Columbia University and completed a surgery internship at Columbia Presbyterian Hospital in New York. He serves on the board of and chairs the Finance Committee of the International Partnership for Microbicides, a Rockefeller Foundation/Gates Foundation-sponsored public-private partnership engaged in the development of anti-HIV microbicides.

Key Attributes, Experience and Skills:
Dr. Harrison’s strong medical and venture background and his extensive experience with early stage companies make him well-suited to serve as a member of our board of directors. As a result of this experience, Dr. Harrison is able to provide important perspectives on issues facing companies of our size and stage of development. He also provides us considerable leadership and management experience. Through his former service as HeartWare, Inc’s Chief Executive Officer, he also possesses significant knowledge of the Company.
Robert Stockman. Mr. Stockman, age 57, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2006. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He is also the co-founder, Chairman and CEO of REVA Medical, Inc., an interventional coronary medical device company. Prior to establishing Group Outcome LLC, Mr. Stockman spent eighteen years with Johnston Associates and Narragansett Capital Corporation, where he focused on venture capital investments in healthcare. Mr. Stockman holds a Bachelor’s degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College.
Key Attributes, Experience and Skills:
Through Mr. Stockman’s extensive career as an entrepreneur driving the growth of two medical products companies, an executive of a medical device company and an executive in the investment banking industry, with particular experience in private equity and venture capital investments in medical technology, he has accumulated valuable business, financial, industry, leadership and management experience and brings important perspectives on the issues facing our Company. Mr. Stockman’s strong financial background, including his work at PricewaterhouseCoopers, also provides financial expertise to the board, including an understanding of financial statements, corporate finance, accounting and capital markets.
Corporate Governance
Director Independence and Family Relationships
We define an “independent” director in accordance with the corporate governance rules of the NASDAQ Global Market (the “NASDAQ Rules”). Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the board, with the recommendation of the nominating and governance committee, is responsible for affirmatively determining as to each independent director that no relationships exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the board and the nominating and governance committee each review information provided by the directors with regard to each director’s business and personal activities as they may relate to the us and our management.
Our board of directors, upon the recommendation of the nominating and governance committee, has affirmatively determined that each of the following persons, constituting a majority of our board of directors, are “independent” and has no relationship with the Company, except for serving as a member of our board of directors and holding securities in HeartWare International: Timothy Barberich, Christine Bennett, C. Raymond Larkin, Jr., Robert Stockman, Robert Thomas and Denis Wade.
There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.
Board Leadership Structure
As reflected in our corporate governance guidelines, the board does not have a fixed policy regarding separation of the Chairman role and the Chief Executive Officer role and, when determining whether such roles should be separate or combined, at any given time, assesses the needs of the Company and the individuals available to serve in such roles at such time.

We currently have Mr. Godshall serving as Chief Executive Officer and Mr. Larkin serving as Chairman. We believe this leadership structure is presently the most appropriate structure for us, especially in this critical time as we continue to transition from a development stage company to a revenue generating enterprise. As Chief Executive Officer, Mr. Godshall is responsible for setting the strategic direction of the Company after consultation with the board of directors and the day-to-day leadership and performance of the Company, while Mr. Larkin, as Chairman, provides guidance to the Chief Executive Officer, and acts as a liaison between the Chief Executive Officer and the independent directors.
Board’s Role in Risk Oversight
Our board of directors provides various forms of risk oversight. As part of such process, the board seeks to identify, prioritize, source, manage and monitor our critical risks. To this end, our board periodically, and at least annually, reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.
The board has generally retained the primary risk oversight function and has an active role, as an entirety and also at the committee level, in overseeing management of our material risks. The board regularly reviews information regarding our operations, strategic plans and liquidity, as well as the risks associated with each. The audit committee oversees management of financial and internal control risks as well as the risks associated with related party transactions. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The nominating and governance committee oversees the management of risks associated with the composition and independence of our board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.
Analysis of Risk Associated with Our Executive Compensation Plans
In setting compensation, our Compensation Committee also considers the risks to the Company's stockholders and to achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives' compensation is performance-based and "at-risk," we believe our compensation plans for both executives and other employees are appropriately structured and do not pose a material risk to the company.
We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
•	We set performance goals that we believe are reasonable in light of past performance and market conditions.
•	We use restricted stock units in 2010 rather than stock options for equity awards because restricted stock units retain value even in a depressed market so that executives are less likely to take unreasonable risks to get, or keep, options “in-the-money.”

•	The time-based vesting over four years for our long-term incentive awards ensures that our executives’ interests align with those of our stockholders for the long-term performance of the company.

•	Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.
Meetings and Committees of the Board
Directors are expected to attend meetings of the board and any board committees on which they serve. The board has three standing committees to facilitate and assist the board in the execution of its responsibilities: the audit committee, the compensation committee and the nominating and governance committee.
During the fiscal year ended December 31, 2010, our board of directors held nine meetings. The audit committee, compensation committee and nominating and governance committee held five, four and one meeting, respectively.
During 2010, all directors attended 75% or more of the meetings of the board of directors and the board committees on which they served during 2010.
In accordance with our corporate governance guidelines, we make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. Under our corporate governance guidelines, all directors should make every effort to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. Last year, all members of our board of directors attended our annual meeting.
Audit Committee
The primary purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The committee also reviews the qualifications, independence and performance, and approve the terms of engagement of our independent auditor. The audit committee is governed by a written charter approved by our board of directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The audit committee currently consists of Robert Stockman (Chairman), Christine Bennett, Robert Thomas and Denis Wade, all of whom have been determined by the board to be “independent” as defined by applicable SEC rules, the NASDAQ Rules and the best practice recommendations set by the ASX Corporate Governance Council. Our board of directors has determined that Mr. Stockman qualifies as an “audit committee financial expert” as defined under the SEC rules.

Compensation Committee
The primary purpose of the compensation committee is to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers. In carrying out these responsibilities, the compensation committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The compensation committee is governed by a written charter approved by our board of directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The compensation committee currently consists of Timothy Barberich (Chairman), Dr. Denis Wade, Dr. Christine Bennett and Robert Thomas, all of whom have been determined by the board to be “independent” as defined by the NASDAQ Rules.
In furtherance of its purpose, the compensation committee advises our board of directors on compensation policies and practices generally, makes specific determinations on compensation packages and other terms of employment for our senior executives and non-executive directors and considers recommendations from senior management regarding amendments to existing employee entitlements. In order for the compensation committee to determine and/or make recommendations to the board of directors regarding compensation and incentive packages, the compensation committee, at times, requests that senior management obtain information on behalf of the compensation committee in order to assist the compensation committee with its decision-making. When negotiating and determining compensation levels for our executives, we consider the relevant executive’s compensation level prior to joining the Company as well as wider medical device industry compensation practices, especially those compensation practices adopted by other early stage companies. We also consider each executive’s current or anticipated future contribution, responsibilities, previous experience, perceived importance to the Company, work ethic and seniority following commencement with us. In addition, in order to assess the appropriateness of our compensation practices, since late 2009, the compensation committee has retained an independent external compensation consultant, Pearl Meyer & Partners, to assist in reviewing executive and non-executive director compensation.
Nominating and Governance Committee
The nominating and governance committee oversees our director nomination and corporate governance matters. Its primary responsibilities are to: (i) identify individuals qualified to become board members; (ii) select, or recommend to the board of directors, director nominees for each election of directors; (iii) develop and recommend to the board of directors criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the board of directors and each committee. The nominating and governance Committee is governed by a written charter approved by our board of directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The nominating and governance Committee currently consists of C. Raymond Larkin, Jr. (Chairman), Robert Thomas and Timothy Barberich, all of whom have been determined by the board to be “independent” as defined by the NASDAQ Rules.
Nominations for Directors and Diversity Policy
In evaluating candidates for directors proposed by directors, stockholders and/or management, the governance and nominating committee considers the following factors, among others:
•	the committee’s views of the current needs of the board for certain skills, experience or other characteristics;
•	the candidate’s background, skills, and experience;
•	other characteristics and expected contributions of the candidate; and

•	the qualification standards established from time to time by the nominating and corporate governance committee.

The nominating and governance committee is responsible for reviewing with the board from time to time the appropriate skills and characteristics required of board members in the context of the current makeup of the board. In accordance with our corporate governance guidelines, this assessment includes issues of diversity, age, skills such as understanding of manufacturing, technology, intellectual property, finance and marketing, and international background, all in the context of an assessment of the perceived needs of the board at that point in time. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. They must also have an inquisitive and objective perspective and mature judgment.
In identifying director nominees, the nominating and governance committee first evaluates the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating and governance committee or the board decides not to re-nominate a member for re-election, the nominating and governance identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the nominating and governance believes that a Committee-recommended nominee to the board of directors must possess, although the nominating and governance committee may also consider such other factors as it may deem are in our best interests or the best interests of our stockholders.
If the nominating and governance committee believes, at any time, that the board requires additional candidates for nomination, the committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees. We reserve the right in the future to retain a third party search firm, if necessary.
Compensation Committee Interlocks and Insider Participation
The compensation committee is comprised entirely of independent directors.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics which meets the definition of “code of ethics” under the SEC rules. The Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and other officers, employees and directors of the Company. A copy of the Code of Business Conduct and Ethics is available from the corporate governance section of the Company’s website at www.heartware.com.
Communications with Directors
We have a Stockholder Communication Policy for stockholders wishing to communicate with the board of directors and/or various individual members of the board of directors. Stockholders wishing to communicate with any or all of the directors can send communications by mail or facsimile, addressed as follows:
Chairman of the Board or Board of Directors or individual director
c/o Corporate Secretary
205 Newbury Street, Suite 101
Framingham, MA 01701
Facsimile No.: (508) 739-0948

All incoming communications are screened by our Secretary and transmitted to the intended recipient absent safety or security issues.
Continuous Disclosure
We are committed to providing timely and balanced disclosure to the market and, in consequence, to meeting our continuous disclosure requirements. In accordance with our commitment to fully comply with our continuous disclosure requirements, we have adopted a Continuous Disclosure Policy, together with other internal mechanisms and reporting requirements.
A copy of the Continuous Disclosure Policy is available on the corporate governance section of the Company’s website.
Legal Proceedings
There are no pending, material legal proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.
DIRECTOR COMPENSATION
Cash Fees Prior to 2010 Annual Meeting
Directors who are not employees of HeartWare International, Inc. received an annual retainer based on the directors’ position on the board. More specifically, the Chairman has received AU$120,000 per annum and the Vice-Chairman has received the USD equivalent of AU$100,000 per annum. Australian based non-executive directors have received a retainer of AU$60,000 per annum, plus a statutorily required 9% retirement contribution referred to in Australia as superannuation. The U.S. based non-executive directors received an annual retainer of US$60,000. Directors did not receive any fees for membership on committees of the board.
The above retainers were adopted by the board of directors in late 2004 following informal recommendations provided by the Company’s then corporate advisers as being appropriate compensation for Australian-resident non-executive directors of similar development stage public companies listed for quotation on the Australian Securities Exchange. With the first appointment of U.S.-based non-executive directors in late 2006, the board of directors determined to implement an equivalent retainer of US$60,000 for U.S.-based non-executive directors. Until recently and as detailed below, the board of directors has not reviewed compensation for its non-executive directors.
Cash Fees From and After 2010 Annual Meeting
During 2009 and the early stages of 2010, the compensation committee retained Pearl Meyer & Partners (“PM&P”), an independent external compensation consultant, to assist the compensation committee to review the compensation programs as it related to non-executive directors. Specifically, PM&P was retained to: (a) to compare the Company’s existing compensation practices for non-executive directors to current market practices; (b) provide commentary on trends in non-executive director compensation; and (c) provide overall recommendations on pay levels and any program design changes.
In preparing the relevant information, PM&P utilized a database with information from more than 1,400 companies, all of which are included in the annual director compensation study conducted by PM&P in collaboration with the National Association of Corporate Directors (“Database”). For the purposes of the review, 149 companies were selected from the Database with market capitalizations ranging from $150 to $600 million. The median and 75th percentile market capitalization of these companies was $337 million and $421 million respectively. At the time of the PM&P preliminary report to the compensation committee, the Company’s market capitalization was $370 million.

Based on information reviewed with PM&P, the compensation committee determined that the Company should amend its non-executive director compensation program such that non-executive directors will receive a retainer for their services as a member of the board and, in addition, a retainer fee will be paid for chairing and serving on committees of the board. The Company proposed that non-executive directors receive $60,000 with the chairman of the board of directors receiving $120,000 and the deputy-chairman receiving $85,000. The chair of the audit committee received a retainer of $15,000 and members of the audit committee received a retainer of $7,500. The chair of the compensation committee received a retainer of $9,000 and members of the compensation committee received a retainer of $4,500. The chair of the nomination and governance committee received a retainer of $5,000 and members of the nomination and governance committee received a retainer of $2,500. At the 2010 annual meeting, in accordance with ASX Listing Rule 10.17, the Company’s stockholders approved the increase in the maximum annual aggregate directors’ fees payable to non-executive directors of the Company to $750,000 per annum to be allocated between the directors in such proportions as determined by the Company. Accordingly, from and after the May 2010 annual meeting of shareholders, directors have received the fees described in this paragraph.
Equity-based Compensation
The compensation committee and the board of directors adopted a prospective equity-based compensation philosophy for non-executive directors after reviewing information provided by PM&P. Under this philosophy, each non-executive director will, on appointment, receive 2,250 restricted stock units plus an annual grant of 1,000 restricted stock units and 1,000 stock options with vesting occurring in four equal annual tranches commencing on the first anniversary of the grant date for the stock options and three equal annual tranches commencing on the first anniversary of the grant date for the restricted stock units. The grant of restricted stock units and stock options will be subject to stockholder approval being obtained for the grant as required by the ASX Listing Rules.
In February 2011, the compensation committee amended its philosophy, in part to recognize the increased stock price of the Company achieved during 2010. Under its new philosophy, each non-executive director will, on appointment, receive 1,000 restricted stock units plus an annual grant of 1,000 restricted stock units and 1,000 stock options with vesting occurring in four equal annual tranches commencing on the first anniversary of the grant date, provided that if the Company’s stock price on the date of grant is greater than $100 per share (as adjusted for any future stock splits and the like), the number of restricted stock units granted shall be reduced so the total value of such restricted stock units is equal to $100,000. The grant of restricted stock units and stock options will be subject to stockholder approval being obtained for the grant as required by the ASX Listing Rules.
Expense Reimbursement
We reimburse all directors for their expenses in connection with their activities as members of our board of directors.
Employee Directors
Currently, our Chief Executive Officer is a director and an employee of the Company. Mr. Godshall does not receive additional compensation for his services as a director. We are party to an employment agreement with Mr. Godshall as further described in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION — Employment Agreements and Severance Agreements.”
Director Compensation Table
The following table sets out total compensation for the year ended December 31, 2010 to our non-employee directors. Employee directors do not receive compensation for their service as directors.

DIRECTOR COMPENSATION

			Change in
			Pension
			Value and
			Nonqualified
	Fees		Deferred
	Earned or		Compensation
	Paid in	Stock	Earnings
	Cash	Awards	(3)		Total
Name and Position	($)	($) (2)	($)		($)
C. Raymond Larkin, Jr. Chairman	92,500	90,713			183,213
Seth Harrison, M.D. Deputy Chairman	87,273	90,713			177,986
Robert Thomas (1) Non-executive director	92,411	90,713	4,137	(3)	187,261
Dr. Christine Bennett (1) Non-executive director	63,581	90,713	2,151	(3)	156,445
Dr. Denis Wade (1) Non-executive director	63,581	90,713	2,482	(3)	156,776
Robert Stockman Non-executive director	67,500	90,713			158,213
Timothy J. Barberich Non-executive director	65,750	90,713			156,463

(1)	A portion of the amounts paid to Australian-resident non-executive directors were denominated in AU$ and have been converted into US dollars using the average exchange rate for fiscal 2010 of AU$1.00 = US$.9194.

(2)	Amounts reflect the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. For restricted stock units, the aggregate fair value is determined as the quoted market value of our common stock on NASDAQ on the grant date, multiplied by the aggregate number of restricted stock units granted. For stock option awards, the aggregate fair value is estimated on the date of grant using the Black-Scholes option-pricing model. Further information is set out in Note 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. The amount recorded does not correspond to the actual value that may be recognized by the relevant director.

(3)	Contributions of 9% of fees to a superannuation fund (i.e., pension) for Australian-resident directors. These amounts were paid in AU$ and have been converted into US dollars using the average exchange rate for fiscal 2010 of AU$1.00 = US$.9194.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the views of management.
The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Grant Thornton has acted in such capacity since its appointment in fiscal year 2006. The audit committee selected Grant Thornton as a firm capable of delivering independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.
The audit committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as the Company’s independent registered public accounting firm and determined that such services are compatible.
Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select Grant Thornton as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements as of and for the year ending December 31, 2011, and the audit of our internal control over financial reporting as of December 31, 2011. If the stockholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select Grant Thornton notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Grant Thornton is ratified, the audit committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.
Representatives of Grant Thornton are expected to be present at the annual meeting, with the opportunity to make a statement if the representatives desire to do so. It is also expected that they will be available to respond to appropriate questions.
The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Grant Thornton.

	2010	2009
Audit Fees (1)	$448,581	$361,186
Audit-related Fees (2)	—	—
Tax Fees (3)	—	29,685

Total	$448,581	$390,871

(1)	Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and, in 2009, the audit of our internal control over financial reporting and/or services normally provided by Grant Thornton in connection with statutory or regulatory filings or engagements by us during such fiscal year.

(2)	Audit-Related fees include services related to assistance with compliance with regulatory requirements and other services, including redomiciliation to the United States.

(3)	Tax fees include fees billed for tax services related to tax compliance, tax planning and tax advice.

Audit Committee’s Pre-Approval Policy
It is the audit committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full audit committee approval, the Committee has delegated authority to the chairman of the audit committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the chairman are required to be reviewed with the audit committee at its next scheduled meeting.
All of the 2009 and 2010 fees paid to Grant Thornton described above were pre-approved by the full audit committee in accordance with the pre-approval Policy.
Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2

REPORT OF THE AUDIT COMMITTEE
Pursuant to SEC rules for proxy statements, the audit committee of our board has prepared the following Audit Committee Report. The audit committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the audit committee.
The audit committee of our board is composed of Robert Stockman (Chairman), Christine Bennett, Robert Thomas and Denis Wade. The audit committee operates under a written charter, which is posted on our website. The audit committee members are not professional accountants or auditors. Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited consolidated financial statements and management’s annual report on internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.
The audit committee also has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended.
The audit committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence and has discussed with Grant Thornton its independence.
Based on the audit committee’s discussions with management and Grant Thornton, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.
The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

THE AUDIT COMMITTEE
Robert Stockman (Chairman)
Christine Bennett
Robert Thomas
Denis Wade

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Compensation Objectives and Principles
We believe that our compensation policies and practices are central to our ability to attract, retain and motivate executives with substantive skills and experience in the medical device industry that will enable us to expand and grow our business. Our compensation policies are therefore designed with this goal in mind and to align compensation and related financial incentives with creating value for our stockholders.
The key principles of our compensation policies are as follows:
•	offer sufficient rewards to attract, retain and motivate executives with key skills and experience in the development, manufacture and sale of medical devices and other disciplines relevant to our business;
•	link rewards for executives to the achievement of corporate and individual goals thereby aligning the interest of our executives and our stockholders;
•	offer compensation competitive with the market; and
•	assess and reward executives based on individual and Company performance.
Role of the Compensation Committee in Compensation Discussions
Our compensation programs (including equity compensation) are overseen and administered by the compensation committee of the board of directors. The members of the compensation committee are Mr. Barberich (Chairman), Mr. Thomas, Dr. Wade and Dr. Bennett.
In addition to determining and then reporting to the full board generally on our overall compensation strategy for all employees, the compensation committee makes specific decisions on an annual basis regarding compensation packages and other terms of employment for our senior executive officers, including our named executive officers, and our non-management directors. In the course of this review, the compensation committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. The compensation committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate.
In some cases, the committee will ask the full board to consider its recommendations and make the final determination of compensation.
Role of Executive Officers in Compensation Discussions
While the compensation committee determines our overall compensation philosophy and sets the compensation of our executive officers, it looks to certain of our officers, including our Chief Executive Officer, and any compensation consultants retained by the Company or the committee to work within the compensation philosophy to make recommendations to the compensation committee with respect to both overall guidelines and specific compensation decisions. In addition, from time to time, the compensation committee requests that senior management obtain information on behalf of the compensation committee in order to assist the compensation committee with its decision-making.
Our Chief Executive Officer also provides the board and the compensation committee with his perspective on the performance of our executive officers, other than himself, as part of the annual personnel review. The Chief Executive Officer is not present during any discussions regarding his own compensation.

Use of Compensation Consultants
In order to confirm the appropriateness of our compensation practices relative to the marketplace, the compensation committee engaged an external and independent consultant, PM&P, in late 2009 to assist us with the design of our executive compensation programs and to examine the compensation practices of a peer group of companies and other market data and to compare that data to our senior executives’ compensation. PM&P provided assistance for our 2010 and 2011 programs.
PM&P is an independent, third party, specialist in United States-based compensation practices. PM&P’s reviews, which are discussed below, were undertaken to enable us to compare our executives’ compensation with compensation practices of other companies in the marketplace in which we compete, particularly medical device companies who were at a similar stage at that time. Using the benchmark exercise as a guide, we then considered each individual on a case-by-case basis and took into account the additional factors referred to above as well as years of experience, actual performance, the executives’ role and importance and each individual executives’ compensation and employment history.
Factors Considered in Determining Executive Compensation
The compensation committee considers a variety of factors in coming to decisions regarding compensation for our executive officers. Competitive market information is an important consideration, but not the only one. Our executive compensation policies are generally applied in the same manner to all of the named executive officers. The differences in amounts of compensation for each named executive officer reflect the significant differences in the scope of responsibilities and authority attributed to their respective positions.
Market Competitiveness — Benchmarking
In late 2009, the compensation committee retained PM&P, an independent compensation consultant, to assist the compensation committee in establishing a compensation philosophy for executives with a view to (a) rewarding key performers for exceptional performance; (b) retaining and motivating key executives during the Company’s growth stage; and (c) maintaining a compensation program that is competitive with existing market practices. The outcome of this review assisted the committee in setting goals for the 2010 annual bonus and also in determining merit base salary increases implemented in early 2010. Previously, the Company’s bonus program was largely discretionary; the goals set for 2010 were, for the first time, based solely on pre-determined metrics.
A comparator group of 12 healthcare equipment and supplies companies was selected with the median and 75th percentile market capitalization of these companies being $325 million and $400 million respectively. At the time of the PM&P report to the compensation committee, the Company’s market capitalization was $370 million thereby being well positioned between the median and 75th percentile of the comparator group. The comparator group comprised:

Abiomed, Inc.	Insulet Corporation	Micrus Endovascular Corporation
AngioDynamics, Inc.	IRIS International, Inc.	Stereotaxis, Inc.
Cyberonics, Inc.	Kensey Nash Corporation	SurModics, Inc.
Dexcom, Inc.	Mako Surgical Corporation	Volcano Corporation
In addition to the comparator group, PM&P also provided data from its confidential life science survey database. As used herein, the term “Market” reflects a blend of comparator group data and data based on three confidential life science surveys. The compensation committee did not rely on any specific company’s data that was a participant in the surveys in any material way in making compensation decisions.
The key findings of the PM&P review were: (a) the Company did not have a defined executive compensation philosophy; (b) base salaries were, on average, below the median; (c) bonus awards were significantly below the median; and (d) the Company did not have a bonus program which links corporate and personal objectives.
Working together with PM&P, the compensation committee established the following compensations philosophy: (a) target base salaries for executives should fall between the median and the 75th percentile of Market salaries with the 75th percentile targeted for the top three executives and more to the median for the remaining executives; (b) total annual cash, which is defined as the sum of base salary and bonus, for the top six executives, should be around the 75th percentile of the Market; and (c) total direct compensation, which is defined as total cash compensation plus all long-term incentive awards, for the top six executives should be broadly in-line with the 75th percentile of the Market over time and subject to the relevant individual’s capacity to continue to act as a key performer for the Company. Based on this new compensation philosophy, in 2010 salary adjustments were made to bring salaries in line with the new philosophy.

During 2010, the Company achieved several important milestones and its market capitalization increased substantially (more than three times what it was in fall 2009 when the last review was accomplished). In light of these changes, the compensation committee asked PM&P in September 2010 and November 2010 to refresh its analysis of Market data. More specifically, PM&P was asked to update the comparator group to reflect the Company’s current business, competitors and market capitalization; review market compensation levels for six executive officers against the revised comparator group and published market surveys; and provide overall recommendations on pay levels. The review was requested by the compensation committee to ensure that the Comany (1) maintains a compensation program that is fully competitive with market practices; and (2) retains and motivates its key executives during the Company’s growth stage.
An updated comparator group of 12 healthcare equipment and supplies companies was selected with the median and 75 th percentile market capitalization of these companies being $1,129 million and $1,356 million respectively. Based on this information, PM&P provided a report to assist the compensation committee in making pay decisions for equity grants, 2011 base salaries and 2011 target bonus percentages. The December 2010 report used Market data from the September 2010 report. At the time of the December 2010 report, the Company’s market capitalization was $1.26 billion, which was well positioned between the median and the 75 th percentile. When subsequent compensation decisions were made in late December 2010 and January-February 2011, HeartWare’s market capitalization was slightly below or approximately at the 75 th percentile of the comparator group. The comparator group comprised:

AGA Medical Holdings Inc.	Cyberonics, Inc.	Nxstage Medical, Inc.
Align Technology, Inc.	Integra LifeScience Holdings Corp.	Orthofix International, N.V.
American Medical Systs Hldgs Inc.	Masimo Corporation	Thoratec Corporation
ArthroCare Corporation.	NuVasive Inc.	Volcano Corporation
It should be noted that due to the substantial increase in the Company’s market capitalization during 2010, the comparator group and market surveys used by PM&P in its September 2010 and December 2010 reports, and with respect to which the Company’s compensation levels were now being compared, were significantly larger. Accordingly, these changes in market comparisons resulted in significant increases in Market pay levels compared to 2009.
The key findings of the PM&P review in September 2010 were: (a) base salaries were well below Market 75th percentile range for the top three executives and generally within the targeted Market median range for the other three executives; (b) target total annual cash compensation levels (including annual incentive targets) were well below Market 75 th percentile range for all six executives; and (c) target total direct compensation levels were below Market 75th percentile range.
In the latter part of 2010, and after considering its existing compensation philosophy and PM&P’s input, the compensation committee took actions intended to bring the Company’s top six executives closer to target Market positioning. More specifically and as discussed below, the compensation committee (1) in late December 2010 approved a single equity grant to each executive (subject to stockholder approval in the case of Douglas Godshall) make these levels consistent with target Market positioning, and (2) determined to transition cash levels (base salaries and annual incentive targets) to target Market positioning over the next two years (2011 and 2012), making incremental base salary adjustments and increases to target bonus percentages in January and February of 2011, respectively.

Performance
Our policy is to reward our top performers and provide compensation opportunities that are based upon their individual performance, the performance of the Company and their contribution to that performance. As noted above, in determining 2010 compensation, the compensation committee considered these performance factors when approving adjustments to the compensation of our executive officers.
Mix of Current and Long-Term Compensation
Because the successful operation of our business requires a long-term approach, one of the important components of our compensation program is long-term compensation by means of long-term incentives. The compensation committee believes that the incorporation of a long-term compensation element aligns the executive officers’ interests with the economic interests of our stockholders and also reflects our business model.
Impact and Mix of Cash vs. Non-Cash Compensation
The compensation committee considers both the cost and the motivational value of the various components of compensation. The compensation committee has determined that current compensation—base salary and annual bonuses—should be delivered in cash, but that long-term incentive compensation should include stock-based compensation so that the long-term financial rewards available to senior management are linked to increases in our value over the long-term. The compensation committee believes that this also aligns the executive officers’ interests with the economic interests of our stockholders.
Elements of Compensation
Compensation packages are set at levels that are intended to attract, retain and motivate executives capable of managing our diverse operations and achieving our strategic objectives. Total direct compensation of executive officers includes:
•	Base salary;
•	Annual cash incentive compensation (bonus);
•	Long-term equity incentive compensation (including consideration of stock options or restricted stock units or some combination thereof);
•	Severance and change in control benefits; and
•	Participation in Company benefit plans.
Base Salary
Base salary is a significant component in executive compensation. Base salaries are set in accordance with our objectives and principles as discussed above, and by reference to the scope of the executive’s responsibilities, the difficulty in replacing the executive and the extent of the executive’s ongoing contributions to our strategic goals. Other relevant considerations include perceived long-term value to the Company, succession planning, retention, the executives’ compensation history, internal alignment and inflation. Base salaries are reviewed annually but do not automatically increase.
2010 base salaries were adjusted at the discretion of the board based on the factors discussed above, including the input of the benchmarking exercise, and individual and overall Company performance.

The following adjustments were made to the named executive officers’ base salaries in 2010:
•	Douglas Godshall, President and Chief Executive Officer, received a 20% increase in base salary increasing his salary from $375,000 to $425,000 annually.
•	David McIntyre, Chief Financial Officer and Chief Operating Officer, received a base salary increase from $250,000 to $358,000, however, his relocation allowance of $108,000 per annum has been discontinued and, as such, there has therefore been no increase in aggregate annual cash compensation.
•	James Schuermann, Senior Vice President, Sales and Marketing, received a 5% increase in base salary increasing his salary from $243,000 to $255,150 annually.
It should be noted that Mr. LaRose received two base salary increases in 2009, including one in late 2009, and therefore he did not receive an increase in 2010. Mr. Held joined the Company in 2010 and therefore did not receive an increase in 2010.
The relative weight applied to each of the foregoing factors varied with each position and individual and was within the sole discretion of the compensation committee. Decisions regarding the individual performance factors identified above and used by the compensation committee in making base salary decisions for each named executive officer, other than the Chief Executive Officer, were based on the compensation committee’s review of the Chief Executive Officer’s evaluation of the officer’s individual performance for the prior year. Decisions regarding the individual performance factors identified above and used in making base salary decisions for the Chief Executive Officer were based on the board of directors’ review of the Chief Executive Officer’s individual performance for the prior year.
In making the increases set forth above, the compensation committee also considered its compensation philosophy set forth above as well as the individual performance of each executive.
Short-Term Incentive Compensation
Short-term incentive compensation or bonuses are an important element of our compensation strategy. Incentive compensation, subject to corporate cash flow and overall working capital requirements, is used to attract new executives and to reward the achievement of significant individual and corporate milestones thereby aligning executives and stockholder goals. Bonuses are paid in cash in an amount reviewed and approved by our compensation committee. Previously we had a discretionary plan and in February 2010, the board of directors adopted a formal bonus plan for the Company’s management team including the named executive officers based on objective criteria.
Bonuses for 2010 were paid to named executive officers under the bonus plan based on a formula that takes into account our attainment of certain corporate performance goals (the “Performance Goals”) and the achievement by the named executive officer of certain individual objectives, each of which objective is assigned a weighted value by the compensation committee. A brief description of the Performance Goals is set out below:

Goal	Weighting
Completion of enrollment in the U.S. bridge-to-transplant clinical trial and subsequent filing for pre-market approval with the Food & Drug Administration	30%

Commence U.S. destination therapy trial and enroll a targeted number of patients in aggregate between HVAD and control arms	15%

Advancement of the Company’s pipeline technology toward first-in-man clinical studies	20%

Pass all audits by external regulators with no major non-conformances	10%

Demonstrate strong financial performance in regards to cash position, revenue and EPS targets	25%

The weighting of Performance Goals and individual goals is based on the officer’s position within the Company and is as follows:

		Weighting of	Weighting of
	Target as a	Company	Individual
Position	% of Salary	Goals	Goals
Chief Executive Officer	55%	100%	0%
Chief Operating Officer/Chief Financial Officer	50%	50%	50%
Vice President	30-40%	30%	70%
The bonus target of each individual executive was determined using the benchmark data provided by PM&P together with an assessment of the executive’s individual performance during the annual review process. In addition, the compensation committee relied on its philosophy that total annual cash, which is defined as the sum of base salary and bonus, for the top six executives, should be around the 75th percentile of Market.
While the Performance Goals described above and the individual objectives were largely met at 100% levels, the bonuses actually paid represent the compensation committee’s decision to pro rate achievement of two Performance Goals and several individual goals which were not fully met. This resulted in 92% Performance Goal achievement (pro rating the second and third goals set forth above), and approximately 75-100% personal individual goals achievement.
Based on the above, the named executive officers received the following bonuses for fiscal 2010:

2010 Annual
Incentive
Compensation
(numbers rounded to
Name	nearest thousand)
Douglas Godshall	$215,000
David McIntyre	$172,000
Jeffrey LaRose	$97,000
James Schuermann	$100,000
Jeff Held (bonus is pro rated for partial year of service)	$46,000
Had there been 100% achievement (i.e., 100% target achievement), these executives would have achieved bonuses of the following amounts: Mr. Godshall ($234,000), Mr. McIntyre, ($179,000), Mr. LaRose ($112,000), Mr. Schuermann ($102,000) and Mr. Held ($49,000).
Long-term Equity Incentive Compensation
Consistent with our compensation objectives and principles discussed above, executives are granted long-term equity incentive awards so as to create incentives for employee retention and to align the executive’s goals with those of our stockholders. Equity awards to executives may be granted in stock options or Restricted Stock Units (“RSUs”), or a combination thereof.
In addition to reviewing base salary and bonus, PM&P reviewed total direct compensation of the Company’s senior executives. Total direct compensation incorporates the base salary, plus annual cash incentive or bonus, together with all long-term incentives. As discussed above, following the PM&P review, the committee adopted a philosophy that total direct compensation, which is defined as total cash compensation plus all long-term incentive awards, for the top six executives should be broadly in-line with the 75th percentile of the Market for total direct compensation over time and subject to the relevant individual’s capacity to continue to act as a key performer for the Company.

In December 2010, the compensation committee approved grants to all of the named executive officers (subject to stockholder approval in the case of Douglas Godshall), in the form of RSUs in order to maximize retention value given the price appreciation of the Company’s stock over the last year and to minimize dilution.
PM&P made recommendations on RSU grants to assist the committee in achieving its goal of bringing the top six executives closer to target Market positioning. The committee determined to make slight adjustments for internal equity purposes and/or to reflect superior performance. Grants were as follows: Mr. Godshall (22,450 RSUs) subject to stockholder approval at the forthcoming annual meeting; Mr. McIntyre (12,500 RSUs); Mr. LaRose (11,200 RSUs); Mr. Schuermann (5,000 RSUs); and Mr. Held (4,050 RSUs). As a whole, the group was broadly in line with the 75th percentile of the Market for total direct compensation.
Under the ASX Listing Rules, equity grants to directors must be approved by our stockholders. Accordingly:
(a)	Mr. Godshall received a grant of 120,000 RSUs in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(b)	Mr. Thomas received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(c)	Dr. Harrison received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(d)	Mr. Barberich received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(e)	Dr. Bennett received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(f)	Mr. Larkin received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(g)	Mr. Stockman received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.

(h)	Dr. Wade received a grant of 1,000 RSUs and 1,000 stock options in respect of 2009 compensation following stockholder approval of such grant in May 2010.
As discussed above, in December 2010, the board of directors recommended the grant of 22,450 RSUs to Mr. Godshall. This grant is subject to stockholder approval as set forth in Proposal No. 5 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL.
On February 22, 2011, the compensation committee approved the grant of up to 1,000 restricted stock units and 1,000 stock options to each of Robert Thomas, Seth Harrison, Timothy Barberich, Christine Bennett, Charles Raymond Larkin, Jr., Robert Stockman and Denis Wade. These grants are subject to stockholder approval as set forth in Proposals No. 6-12.
HeartWare International 2008 Stock Incentive Plan
We have adopted the HeartWare International, Inc. 2008 Stock Incentive Plan for the purpose of attracting new executives, retaining existing executives and creating long-term incentives to align executive and stockholder goals. The 2008 Stock Incentive Plan allows for the grant of stock options and RSUs.

Retirement Plans
Our executives are eligible to participate in a 401(k) retirement plan after 90 days of employment. Commencing in 2010, we established a matching program for all of our employees, including the named executive officers.
Perquisites and Other Benefits
As a general matter, we do not provide special benefits and perquisites to our named executive officers. In the United States, we maintain health, dental and life insurance plans for the benefit of eligible executives. Each of these benefit plans require the executive to pay a portion of the premium, with the Company paying the remainder of the premiums. These benefits are offered on the same basis to all employees.
Life, accidental death, dismemberment and disability, and short and long-term disability insurance coverage is also offered to all eligible executives, and we pay these premiums in full.
We also provide Blackberry communication devices to certain executives, including the named executive officers, at no cost to the executive.
Employment Agreements and Severance Arrangements
All of our named executive officers have employment agreements with us. These contracts do not have a fixed term, and the executives serve on an “at will” basis. The employment agreements contain provisions that will entitle these executives to certain payments or benefits if their employment is terminated under certain circumstances, including after a “change in control” of the Company occurs.
We believe that employment agreements provide us with a mechanism to assist in the retention of our executive officers and provide us with competitive protections through provisions restricting these officers, for a period of time, from competing with us or soliciting our employees, clients, customers, vendors or suppliers. We believe these agreements provide our officers with security upon their termination without cause or upon a change of control of the company.
The material terms of each named executive officer’s employment agreement, and the payments or benefits which the named executive officers would receive under different termination circumstances, are set forth below in “-Employment Agreements” and “-Potential Payments Upon Termination or Change-In-Control”, respectively.
Material Changes Made in 2011
The following adjustments were made to the named executive officers’ base salaries in 2011:
On January 13, 2011, our compensation committee increased 2011 base salaries for all of our named executive officers as follows: Mr. Godshall (from $425,000 to $500,000); Mr. McIntyre (from $358,000 to $400,000); Mr. LaRose (from $280,000 to $315,000); Mr. Schuermann (from $255,000 to $275,000); and Mr. Held (from $250,000 to $270,000). The Committee’s decision was based in part upon consultation with its independent compensation consultant, PM&P. The compensation committee increased salaries to be more in line with benchmarking data for similarly situated companies, to reflect the considerable achievements of these executives in 2010 and to acknowledge the significant efforts required in the future as the Company moves towards US commercialization of its HVAD product. The increases reflect the Committee’s desire to achieve, over a two-year period, base salary that would reflect benchmarking at the 75th percentile for the top three executives, and 50th percentile for the remaining executives.

Target bonus as a percentage of base salary was adjusted upwards for certain executives in February 2011 to bring such percentages in line with the Committee’s overall compensation philosophy of moving cash compensation closer to target Market positioning.
On February 22, 2011, the compensation committee adopted a new bonus plan for executive officers that sets forth a list of performance goals and criteria to choose from in setting each fiscal period’s specific metrics. The material terms of the plan are as follows:
•	Purpose: to provide incentives in the form of cash bonuses to the Company’s executive officers to make significant contributions to the Company’s success;
•	Administration: the plan shall be administered by the compensation committee, who shall determine the executive officers who will participate in the plan, set the plan periods, set target bonus amounts (including weightings and threshold/target/maximum amounts), establish performance goals, and make other determinations under the plan;
•	Performance Goals: goals related to the performance of the Company, any of its divisions, business units, subsidiaries, regions, products or lines of business, and/or the Participant personally may be based on any one or more of the following criteria: number of units; revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; cash use; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit (GAAP or non-GAAP); return on research and development investment; market capitalization; clinical trials (enrollment; completion; other factors); product development and improvements and milestones; commercialization of devices; Food and Drug Administration (“FDA”) and other regulatory filings, milestones and approvals; audit results; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; and any other financial metric(s) and/or operational or strategic programs. Personal performance may be a multiplier against other Performance Goals.
•	Determinations: the Committee shall determine the extent to which the respective performance goals and any other material terms of the bonus awards have been satisfied, and may determine to accelerate achievement or waive criteria in its discretion; and
•	Unfunded Nature: the plan shall be unfunded.
Under this omnibus plan, the committee adopted bonus goals for 2011 for management, including the named executive officers. Bonuses will be payable to named executive officers under the bonus plan based on a formula that takes into account our attainment of certain performance goals (the “Performance Goals”) and the achievement by the named executive officer of certain individual objectives, each of which objective is assigned a weighted value by the compensation committee. A brief description of the Performance Goals is set out below:

		Weighting
		if no
		Panel and
		no FDA
Goal	Weighting	decision
Pass all audits or resolve any major findings from audits and achieve favorable recommendation from FDA panel or approval of Pre-Market Approval if no panel is held with respect to the U.S. bridge-to-transplant clinical trial	25%	10% based on audit success

Achieve specified number of international revenue units with minimum gross margin target	20%	20%

Reach specified milestones with respect to next generation pump	20%	25%

US launch readiness	15%	20%

Enroll specified number of patients in ENDURANCE trial	10%	15%

Use less than specified cash use target	10%	10%

The weighting of Performance Goals and individual goals is based on the officer’s position within the Company and is as follows:

		Weighting of	Weighting of
	Target as a	Company	Individual
Position	% of Salary	Goals	Goals
Chief Executive Officer	65%	100%	0%
Chief Operating Officer/Chief Financial Officer	55%	50%	50%
Chief Scientific Officer	45%	50%	50%
Senior Vice President/Vice President	40%	50-75%	25-50%
Except as described above, there has been no material change to the compensation arrangements of the named executive officers.
Share Ownership
We do not have share ownership guidelines or requirements for employees or directors.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussion, the compensation committee recommends that it be included in this Proxy Statement.

COMPENSATION COMMITTEE

Timothy Barberich (Chairman)
Christine Bennett
Denis Wade
March 22, 2011	Robert Thomas

Summary Compensation Table
The following summary compensation table sets forth compensation information for our last three fiscal years ending December 31, 2010, 2009 and 2008 with regard to (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (ii) our other three most highly compensated executive officers during fiscal 2010, to whom we refer to collectively as the “named executive officers.”
SUMMARY COMPENSATION TABLE
For the Years Ended December 31, 2010, 2009 and 2008

						Non-
						Equity
						Incentive	All
				Stock		Plan	Other
Name and Principal		Salary	Bonus	Awards		Comp.	Comp.
Position	Year	($)	($)	($) (1)		($) (4)	($)		Total ($)
Douglas Godshall	2010	437,500	215,000	6,848,400	(2)(3)	—	—		7,500,900
President &	2009	373,077	600,000	742,270	(2)	—	—		1,715,347
Chief Executive Officer	2008	350,000	—	594,000		85,000	—		1,029,000

David McIntyre	2010	371,769	171,840	1,118,125		—	—		1,661,734
Chief Financial Officer &	2009	248,077	400,000	2,030,000		—	111,159	(5)	2,789,236
Chief Operating Officer	2008	225,000	55,000	248,000		—	108,000	(5)	636,000

Jeffrey La Rose	2010	290,769	96,768	1,001,840		—	—		1,389,377
Chief Scientific Officer	2009	253,846	200,000	1,260,000		—	—		1,713,846
	2008	225,000	55,000	201,500		—	—		481,500

James Schuermann	2010	264,029	99,611	447,250					810,890
Senior Vice President,	2009	241,616	100,000	840,000		—	—		1,181,616
Sales & Marketing

Jeff Held (6)	2010	119,231	44,866	953,998		—	—		1,118,095
General Counsel & Secretary

(1)	Amounts reflect the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. For restricted stock units, the aggregate fair value is determined as the quoted market value of our common stock on NASDAQ on the grant date, multiplied by the aggregate number of restricted stock units granted. For stock option awards, the aggregate fair value is estimated on the date of grant using the Black-Scholes option-pricing model. Further information is set out in Note 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. The amount recorded does not correspond to the actual value that may be recognized by the relevant director.

(2)	On September 16, 2009, the board approved the grant of 120,000 restricted stock units to Mr. Godshall subject to stockholder approval. The grant date fair value of such restricted stock unit award is included in the total value of stock awards granted in 2010 and not 2009 as such grant was subject to stockholder approval which was obtained in May 2010.

(3)	On December 20, 2010, the board approved the grant of 22,450 restricted stock units to Mr. Godshall subject to stockholder approval. The grant date fair value of such restricted stock unit award is not included in the total value of stock awards granted in 2010 as such grant remains subject to stockholder approval which is being sought in May 2011.

(4)	Amount reported represents a cash incentive compensation award paid upon Mr. Godshall’s achievement of certain performance criteria agreed upon between Mr. Godshall and the board of directors.

(5)	For each year, the figure includes 12 monthly after-tax payments of approximately US$6,000 (gross cost US$9,000) for the purposes of assisting Mr. McIntyre with the provision of comparative housing, financing of motor vehicles, rental shortfall on his Australian residence and other incremental recurring costs associated with his relocation to the United States. In addition, fiscal year 2009 includes the cost of personal travel for his family under the terms of his employment agreement.

(6)	Prior to the filing of this Proxy Statement, Jeff Held tendered his resignation as General Counsel and Secretary of the Company. He was succeeded by Lawrence J. Knopf, former Senior Vice President and Deputy General Counsel of Boston Scientific Corporation.

Grants of Plan Based Awards
The table below summarizes equity based awards to our named executive officers in 2010.
2010 Grants of Plan Based Awards

				All Other
		All Other		Option			Grant
		Stock		Awards:			Date Fair
		Awards:		Number of		Exercise or	Value of
		Number of		Securities		Base Price	Stock and
		Shares of		Underlying		of Option	Option
		Stock or Units		Options		Award	Awards
Name	Grant Date	(#)		(#)		($/Sh)	($) (5)
Douglas Godshall (1)	5/4/2010	120,000		—		—	6,848,400
David McIntyre	12/20/2010	12,500	(2)	—		—	1,118,125
Jeffrey LaRose	12/20/2010	11,200	(2)	—		—	1,001,840
James Schuermann	12/20/2010	5,000	(2)	—		—	447,250
Jeff Held	7/6/2010	—		2,500	(4)	66.14	95,675
	7/6/2010	7,500	(3)	—		—	496,050
	12/20/2010	4,050	(2)	—		—	362,273

(1)	On September 16, 2009, the board approved the grant of 120,000 restricted stock units to Mr. Godshall subject to stockholder approval which was obtained on May 4, 2010 at our 2010 Annual Meeting of Stockholders. 40,000 of the restricted stock units vested on September 16, 2010, 40,000 will vest on September 16, 2011 and the remaining 40,000 will vest on September 16, 2012. On December 20, 2010, the board approved the grant of 22,450 restricted stock units to Mr. Godshall subject to stockholder approval which will vest in four equal installments commencing on December 20, 2011. The grant date fair value of such restricted stock unit award is not included in the above as such grant remains subject to stockholder approval which is being sought in May 2011.

(2)	The restricted stock units are scheduled to vest in four equal installments on December 20, 2011, December 20, 2012, December 20, 2013 and December 20, 2014.

(3)	The restricted stock units are scheduled to vest in four equal installments on July 6, 2011, July 6, 2012, July 6, 2013 and July 6, 2014.

(4)	The stock options are scheduled to vest in four equal installments on July 6, 2011, July 6, 2012, July 6, 2013 and July 6, 2014.

(5)	The dollar value of restricted stock units and stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K.
Base Salaries
Base salaries paid to our named executive officers are set forth in the 2010 Summary Compensation Table. For 2010, base salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Godshall (6%), Mr. McIntyre (22%), Mr. LaRose (21%), Mr. Schuermann (33%) and Mr. Held (11%).

Restricted Stock Units
We grant restricted stock units pursuant to our 2008 Stock Incentive Plan. Our restricted stock unit grants generally vest at the rate of one-fourth per year. Restricted stock units are not transferable other than by will or the laws of descent or distribution.
Stock Options
We may grant stock options pursuant to our 2008 Stock Incentive Plan. The option exercise price is equal to the closing price of our common stock on the NASDAQ on the grant date. Our stock option grants generally vest at the rate of one-fourth per year and have a term of ten years. Stock options are not transferable other than by will or the laws of descent or distribution.
Employment Agreements
All of our executive officers have employment agreements, including the Chief Executive Officer and the other named executive officers. These contracts do not have a fixed term, and the executives serve on an “at will” basis.
Employment agreements with our named executive officers generally include certain restrictive covenants, including non-competition, non-solicitation, and non-disparagement clauses for the term of their employment and for a period of time after termination of employment. Each named executive officer also has entered into a Proprietary Information, Confidentiality and Inventions Assignment Agreement whereby the named executive officer, amongst other things, assigns all rights, including all intellectual property rights, to us without further compensation.
Below is a summary of each named executive officer’s employment agreement.
Doug Godshall, President, Chief Executive Officer and Executive Director
On December 19, 2009, we entered into an amended employment agreement with Mr. Godshall who, as Chief Executive Officer, is responsible for our day-to-day management, as well as for planning and directing all of our policies, objectives and initiatives. Pursuant to this agreement, Mr. Godshall is entitled to an annual base salary of $425,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. Godshall’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. Godshall is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
David McIntyre, Chief Financial Officer, Chief Operating Officer and Executive Vice President
On December 16, 2009, we entered into an amended employment agreement with Mr. McIntyre who, as Chief Financial Officer, Chief Operating Officer and an Executive Vice President, is responsible for directing our manufacturing, operational, financial, taxation, compliance (non-clinical), legal and company secretarial functions. Pursuant to this agreement, Mr. McIntyre is entitled to an annual base salary of $358,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. McIntyre’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. McIntyre is also entitled to reimbursement for travel by him and his family to Australia once per year and in the event of a death in their immediate family. Mr. McIntyre is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.” In addition, upon termination of employment, for any reason, we shall reimburse Mr. McIntyre for relocation costs associated with his relocation to Australia including one home-finding trip, actual cost of relocation, up to 60 days of temporary accommodation and living and certain costs related to the purchase of a new home as well as a cash payment equal to one month’s base salary to cover miscellaneous out-of-pocket expenses.

Jeffrey LaRose, Chief Scientific Officer and Executive Vice President
On December 16, 2009, we entered into an amended employment agreement with Mr. LaRose, who as Chief Scientific Officer and an Executive Vice President, is responsible for directing and managing our research and development activities. Pursuant to this agreement, Mr. LaRose is entitled to an annual base salary of $280,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. LaRose’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. LaRose is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
James Schuermann, Senior Vice President, Sales and Marketing
On December 5, 2008, we entered into an amended employment agreement with Mr. Schuermann, who as Senior Vice President, Sales and Marketing, is responsible for directing and managing our sales and marketing activities. Pursuant to this agreement, Mr. Schuermann is entitled to an annual base salary of $243,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. Schuermann’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. Schuermann is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
Jeff Held, General Counsel
In 2010, we entered into an employment agreement with Mr. Held, who as General Counsel is responsible for directing and managing our legal activities. Pursuant to this agreement, Mr. Held is entitled to an annual base salary of $250,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. Held’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. Held is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
Additional Compensation
We have provided additional information regarding the compensation we pay to our named executive officers under the heading “Compensation Discussion & Analysis.”

Outstanding Equity Awards At Fiscal Year End
The following table summarizes all outstanding equity awards for the named executive officers as of December 31, 2010:
2010 Outstanding Equity Awards at Fiscal Year-End

					STOCK AWARDS
					Number of	Market
	OPTION AWARDS				Restricted	Value
	Number of Securities				Stock	of Shares of
	Underlying				Units That	Stock That
	Unexercised Options		Option	Option	Have Not	Have Not
	Exercisable	Unexercisable	Exercise	Expiration	Yet Vested	Yet
Name	(#)	(#)	Price	Date	(#)	Vested (1)
Douglas Godshall	159,464		$39.12	09/18/16	112,857	$9,882,887

David McIntyre	5,714		$39.12	10/28/16	72,261	$6,327,896

Jeffrey LaRose	21,834		$17.78	04/27/15	50,130	$4,389,884
	5,714		$39.12	10/28/16

James Schuermann		12,858	$26.67	11/16/17	30,000	$2,627,100

Jeff Held		2,500	$66.14	07/06/20	11,550	$1,011,434

(1)	Market value was determined by multiplying the number of shares of stock by $87.57, the closing price of our common stock on December 31, 2010.
2010 Option Exercises and Restricted Stock Vested
The following table sets forth information regarding the number and value of stock options exercised and the number and value of restricted stock units vested during 2010 for each of our named executive officers.

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise (1)	Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
Douglas Godshall	—	—	64,999	3,830,611
David McIntyre	27,292	635,290	32,738	2,062,391
Jeffrey LaRose	—	—	21,784	1,336,559
James Schuermann	6,428	202,114	14,285	881,872
Jeff Held	—	—	—	—

(1)	Value realized has been calculated based upon the difference between the closing price of the shares of common stock underlying the options on the date of exercise and the option exercise price.

(2)	Value realized has been calculated based upon the closing price on the date of vesting of the shares of common stock acquired upon vesting.
Pension Benefits
We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, including our named executive officers.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-In-Control
The tables below reflect the amount of compensation payable to each of the named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer pursuant to his or her employment agreement (i) upon termination for cause, resignation without good reason or in the event of the death or permanent disability of the executive, (ii) upon termination without cause or resignation for good reason and (iii) upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.
The benefits payable to the named executive officers on account of a change in control could constitute excess parachute payments under Section 280G the Internal Revenue Code. Our named executive officers are not entitled to any 280G excise tax gross-ups. A named executive officer who receives excess parachute payments would be liable for the 20% excise tax on a portion of the parachute payments, and the Company would not be permitted to claim a federal income tax deduction for a portion of the parachute payments.
Payments Made Upon Termination For Cause, Resignation Without Good Reason, Death or Disability
In the event a named executive officer is terminated for cause, resigns his or her employment without good reason, dies or becomes permanently disabled, we are required pursuant to our employment agreements to:
•	pay the executive any unpaid base salary earned through the date of termination or resignation; and
•	pay the executive such compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owned for unpaid vacation leave accrued during the course of employment with the Company.
Under our employment agreements, “cause” is defined to include (i) the executive’s material or persistent breach of the employment agreement; (ii) the executive’s engaging in any act that constitutes serious misconduct, theft, fraud, material misrepresentation, serious dereliction of fiduciary obligations or duty of loyalty to the Company; (iii) conviction of a felony, or a plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude or which in the reasonable opinion of the board brings the executive, the board, the Company or any affiliate into disrepute; (iv) neglect of or negligent performance of the executive’s duties under the employment agreement; (v) willful, unauthorized disclosure of material confidential information belonging to the Company, or entrusted to the Company by a client, customer, or other third party; (vi) repeatedly being under the influence of drugs or alcohol (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of the executive’s duties, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of the executive’s duties; (vii) repeated failure to comply with the lawful directions of the executive’s immediate supervisor or the board that are not inconsistent with the terms of the employment agreement; or (viii) actual engagement in conduct that violates applicable state or federal laws governing the workplace that could reasonably be expected to bring the Company or any affiliate into disrepute.
Under our employment agreements, “good reason” is defined to include (i) a material diminution in base salary; (ii) a material diminution in authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, (iv) a material diminution in the budget over which the executive retains authority; or (v) any other action or inaction that constitutes a material breach by the Company of any agreement under which the executive provides services.
Upon an executive’s termination for cause, all stock options held by such executive under our 2008 Stock Incentive Plan (the “Incentive Plan”), whether vested or unvested, will immediately terminate. In addition, the executive will forfeit all unvested restricted stock units.
Upon an executive’s resignation without good reason, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of resignation will generally remain exercisable for a period of up to thirty days. In addition, any unvested options and unvested restricted stock units granted pursuant to our Incentive Plan will immediately terminate.

Upon an executive’s death or disability, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of termination will generally remain exercisable for a period of six months. Any unvested options granted under the Incentive Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for six months following the date of termination. In addition, all unvested restricted stock units granted under the Incentive Plan generally will become fully vested as of the date of death or cessation of service due to disability.
The following table shows amounts that would be payable upon each named executive officer’s death or disability. The amounts in the table assume that the listed officer left the Company effective December 31, 2010 and are based on the price per share of our common stock on that date of $87.57. Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

		Early
	Early	Vesting of	Unused
	Vesting of	Restricted	Vacation
	Stock	Stock	Days
Name	Options ($)	Units ($)	($)	Total ($)
Douglas Godshall	—	9,882,887	45,279	9,928,166
David McIntyre	—	6,327,896	51,001	6,378,897
Jeffrey LaRose	—	4,389,884	14,754	4,404,638
James Schuermann	782,999	2,627,100	14,958	3,425,057
Jeff Held	148,925	1,011,434	6,257	1,166,616
Payments Made Upon Termination Without Cause or Resignation For Good Reason
In the event a named executive officer is terminated without cause or resigns his employment for good reason, we are required pursuant to our employment agreements to:
•	pay the executive any unpaid base salary earned through the date of termination or resignation;
•	continue to pay the executive’s base salary for a period of six or twelve months from the date of termination or resignation;
•	pay the employee portion of the executive’s COBRA continuation coverage (to the extent the executive elects coverage) for a period of six or twelve months or, if earlier, until the executive becomes entitled to participate in another employer’s health plan; and
•	pay the executive such compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owned for unpaid vacation leave accrued during the course of employment with the Company.
Except in certain circumstances, upon an executive’s resignation with good reason or termination without cause, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of resignation will generally remain exercisable for a period of up to 30 days and any unvested options granted pursuant to the Incentive Plan will immediately terminate. In addition, with limited exceptions, the executive will forfeit all unvested restricted stock units.

The following table shows amounts that would be payable upon each named executive officer’s termination without cause or resignation for good reason. The amounts in the table assume that the listed officer left the Company effective December 31, 2010 and are based on the price per share of our common stock on that date of $87.57. Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

		COBRA	Unused
	Severance	Continuation	Vacation
Name	Amount ($)	Coverage ($)	Days ($)	Total ($)
Douglas Godshall	500,000	14,756	45,279	560,035
David McIntyre	400,000	14,756	51,001	465,757
Jeffrey LaRose	315,000	14,756	14,754	344,510
James Schuermann	137,500	14,756	14,958	167,215
Jeff Held	135,000	14,756	6,257	156,014
Payments Made Upon Termination Following a Change in Control
In the event that following a “change in control” of the Company (as defined below), a named executive officer is terminated without cause or resigns for good reason within eighteen months of the event causing the “change in control”, we are required pursuant to our employment agreements to:
•	pay the executive any unpaid base salary earned through the date of termination or resignation;
•	pay the executives a lump-sum cash payment in an amount equal to half, one or two times the sum of the executive’s base salary and the most recent annual bonus paid to the executive;
•	pay the employee portion of the executive’s COBRA continuation coverage (to the extent the executive elects coverage) for a period of six, twelve or 24 months or, if earlier, until the executive becomes entitled to participate in another employer’s health plan; and
•	pay the executive such compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owned for unpaid vacation leave accrued during the course of employment with the Company.
Upon an executive’s termination without cause or resignation for good reason following a change in control, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of termination will generally remain exercisable for a period of 30 days. Any unvested options granted under the Incentive Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for 30 days following the date of termination. In addition, all unvested restricted stock units granted under the Incentive Plan generally will become fully vested as of the date of termination or resignation.
The following table shows amounts that would be payable upon each named executive officer’s termination following a change in control. The amounts in the table assume that the listed officer left the Company effective December 31, 2010 and are based on the price per share of our common stock on that date of $87.57. Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

		Early
		Vesting	Early
	Severance	of Stock	Vesting of	COBRA	Unused
	Amount	Options	Restricted	Continuation	Vacation
Name	($)	($)	Stock ($)	Coverage ($)	Days ($)	Total ($)
Douglas Godshall	1,000,000	—	9,882,887	29,513	45,279	10,957,679
David McIntyre	800,000	—	6,327,896	29,513	51,001	7,208,410
Jeffrey LaRose	630,000	—	4,389,884	29,513	14,754	5,064,151
James Schuermann	275,000	782,999	2,627,100	29,513	14,958	3,729,570
Jeff Held	135,000	148,925	1,011,434	29,513	6,257	1,331,129

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding the Company’s Equity Compensation Plans as of December 31, 2010:

Number of
securities
remaining
	Number of		available for
	securities		future
	to be	Weighted	issuance
	issued	average	under
	upon	exercise	equity
	exercise of	price of	compensation
	outstanding	outstanding	plans
	options,	options,	(excluding
	warrants	warrants	securities
	and rights	and rights	reflected in
Plan Category	(a)	(b)	column (a)) (c)
Equity compensation plans approved by security holders:
HeartWare International, Inc. Employee Stock Option Plan	324,690	$31.92	60,356	(1)
HeartWare International, Inc. Restricted Stock Unit Plan	64,289	$0.00	14,654	(1)
HeartWare International, Inc. 2008 Stock Incentive Plan (2)	555,110	$5.03	—	(1)(3)

Equity compensation plans not approved by security holders:
Non-Plan options	5,142	$26.67	N/A

(1)	Future issuances to employees and directors are expected to be made solely under the 2008 Stock Incentive Plan as any grants under the other plans reduce the availability of grants under the 2008 Stock Incentive Plan.

(2)	Outstanding awards under the 2008 Stock Incentive Plan include stock options granted with exercise prices equal to the fair value of our common stock on the date of grant and restricted stock units granted with exercise prices of $0.

(3)	The 2008 Stock Incentive Plan includes an annual adjustment to shares available for future issuance at each January 1 based on the prior number of weighted average share outstanding in the prior year. As of January 1, 2011, the number of shares available for future issuance under the 2008 Stock Incentive Plan was approximately 671,000.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that the Company seek a non-binding advisory vote from its stockholders to approve the compensation awarded to our executives. Because the required vote is advisory, it will not be binding upon the board.
The Company has in place comprehensive executive compensation programs. The Proxy Statement fully and fairly discloses all material information regarding the compensation of the Company’s named executive officers, so that stockholders can evaluate the Company’s approach to compensating its executives. The Company and the compensation committee of the board of directors continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders. Please refer to the Compensation Discussion and Analysis of this Proxy Statement for a detailed discussion of the Company’s executive compensation practices and philosophy.
Vote Required
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement. The vote solicited by this proposal is advisory and its outcome will not be binding on the board of directors or the Company nor require the board of directors or the compensation committee to take any action. However, the compensation committee values the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for the Company’s executive officers.
The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter shall be required for the stockholder advisory vote on the overall compensation of the Company’s named executive officers as disclosed under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” (including the tables and narrative therein) of this Proxy Statement. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF PROPOSAL NO. 3

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING
Section 951 of the Dodd-Frank Act requires that the Company seek a non-binding advisory vote from its stockholders regarding how frequently the Company should include in its proxy materials a proposal regarding the approval of the compensation awarded to our executives. We are providing stockholders with the option of selecting a frequency of one, two or three years, or abstaining. The board of directors and the compensation committee believe an advisory vote on executive compensation every THREE YEARS is the best approach for the Company and our stockholders based on a number of considerations, including the following:
•	An advisory say-on-pay plan vote at every third annual meeting would provide stockholders an opportunity to make an informed and thoughtful vote based on close analysis of our compensation program.
•	A three-year vote cycle gives the board of directors and the compensation committee sufficient time to thoughtfully respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures. This may be challenging to do on an annual or biennial basis, and both we and our stockholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.
•	A short review cycle will not allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and be reflected in our financial performance and in the price of our common stock.
•	The Company’s board of directors will continue to engage with our stockholders on executive compensation during the period between stockholder votes. As discussed elsewhere in this Proxy Statement, the Company provides stockholders an opportunity to communicate directly with the board of directors, including on issues of executive compensation.
Vote Required
The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the proposal regarding the frequency of an advisory vote on executive compensation. Although the advisory vote is non-binding, the board of directors will review the results of the vote and consider our stockholders’ concerns and take them into account when determining how often to include a say-on-pay proposal in our proxy materials. We currently intend to provide a say-on-pay proposal at least once every three years.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A THREE-YEAR FREQUENCY OF THE NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In December 2010, concurrent with our own offering of convertible senior notes, the Company filed a registration statement with the SEC registering Apple Tree Partners’ underwritten public offering of shares of our common stock. In connection with the offering, the Company entered into an underwriting agreement with Apple Tree Partners and the underwriters in the offering which covered topics such as indemnification and expenses. The Company did not sell any shares in the offering and did not receive any of the proceeds from the sale. One of our directors, Seth Harrison, is the managing general partner of Apple Tree Partners.
REVIEW OF RELATED PARTY TRANSACTIONS
Pursuant to the audit committee charter, the board of directors has delegated to the audit committee the responsibility for reviewing and approving any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties. Based upon its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve such transaction and will only approve those transactions that are in the best interests of the Company.

PROPOSAL NO. 5 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL
Our CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the ASX.
ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of restricted stock units as described below to Mr. Douglas Godshall, director and Chief Executive Officer of the Company, on the terms set out in this Proxy Statement.
On December 20, 2010, the compensation committee approved the grant of 22,450 restricted stock units to Mr. Godshall under the HeartWare International, Inc. 2008 Stock Incentive Plan (the “Plan”), subject to obtaining stockholder approval for the grant at the 2011 annual meeting. The market value of the shares issuable pursuant to the restricted stock units proposed to be granted to Mr. Godshall was $1.97 million based upon the closing price of our common stock on the NASDAQ as of the date of the committee determination on December 20, 2010 and $2.03 million on March 24, 2011, the record date. Upon vesting, each restricted stock unit will be exercised automatically and settled, and Mr. Godshall will receive one share of common stock or equivalent CDIs of the Company in settlement of each vested restricted stock unit pursuant to the terms of the Plan.
The principal terms of the 22,450 restricted stock units to be granted to Mr. Godshall are as follows:
(a) Grant Price: There is no consideration payable for the grant of the restricted stock units.
(b) Exercise Price: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of common stock of the Company upon vesting.
(c) Vesting Conditions: The restricted stock units are scheduled to vest in four equal annual installments with the first tranche vesting on December 20, 2011. There are no performance conditions or other requirements attaching to these restricted stock units other than the requirement that Mr. Godshall continue to be employed by the Company at the relevant vesting date. Notwithstanding the foregoing, the restricted stock units will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of Mr. Godshall or Mr. Godshall ceasing to be employed by the HeartWare group by reason of disability or elimination of the position.
(d) Lapsing of Restricted Stock Units: The restricted stock units will lapse in circumstances where:
(i)	the restricted stock units have been exercised and settled;
(ii)	Mr. Godshall ceases to be employed by the HeartWare group on the date of vesting of the restricted stock units (as defined in the Plan);
(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the restricted stock units will occur
As required by ASX Listing Rule 10.15A, the Company discloses the following:
•	Mr. Godshall is a director and the Chief Executive Officer of HeartWare International, Inc.;
•	the maximum aggregate number of restricted stock units which may be granted to Mr. Godshall is 22,450, each of which will entitle Mr. Godshall to receive one share of the Company’s common stock upon vesting of each restricted stock unit as set out in this Proxy Statement;
•	the following persons have received securities since the last approval under ASX Listing Rule 10.14 at the 2010 Annual Meeting of Stockholders:
•	Mr. Godshall was issued 120,000 restricted stock units under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;

•	Mr. Thomas was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;
•	Dr. Harrison was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;
•	Mr. Barberich was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;
•	Dr. Bennett was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;
•	Mr. Larkin was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;
•	Mr. Stockman was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration; and
•	Dr. Wade was issued 1,000 restricted stock units under the Plan and 1,000 stock options under the Plan on receipt of stockholder approval on May 4, 2010 for nil consideration;
•	all directors are entitled to participate in the Plan; and
•	no loan will be made by the Company to Mr. Godshall in connection with the acquisition of restricted stock units or the underlying shares of common stock.
Details of any securities issued under the Plan will be published in the Annual Report of HeartWare International, Inc. relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.
Any additional persons who become entitled to participate in the Plan after Proposal No. 5 is approved and who are not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.
If this Proposal is approved by stockholders, the restricted stock units will be issued to Douglas Godshall as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.
Voting exclusion statement:
The Company will disregard any votes cast on Proposal No. 5 by:
•	the directors of HeartWare International, Inc.; and
•	any associate of the directors of HeartWare International, Inc.
However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present and voting on this proposal in person or by proxy.
THE BOARD OF DIRECTORS (EXCLUDING DOUGLAS GODSHALL DUE TO HIS PERSONAL INTEREST IN THE PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 5.

PROPOSALS NO. 6 — 12 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS AND STOCK OPTIONS
TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2008 STOCK INCENTIVE PLAN
Introduction
On February 22, 2011, the compensation committee approved the grant of up to 1,000 restricted stock units and 1,000 stock options (the “Incentives”) under the Plan to each of Robert Thomas, Seth Harrison, Timothy Barberich, Christine Bennett, Charles Raymond Larkin, Jr., Robert Stockman and Denis Wade (the “Non-Executive Directors”) of the Company, subject to obtaining stockholder approval of each grant at the 2011 annual meeting as required by the ASX Listing Rules.
The market value of the shares issuable pursuant to the Incentives proposed to be granted to each of the Non-Executive Directors is in aggregate $1,263,360 based upon the closing price of our common stock on the NASDAQ as of March 24, 2011, the record date.
As of March 24, 2011, the Company had a total of 910,949 stock options and restricted stock units on issue for incentive and retention purposes for employees and non-executive directors. Proposals No. 6-12 recommend the issuance of up to 7,000 restricted stock units and 7,000 stock option awards in aggregate to non-executive directors which constitutes approximately 1.5% of the total number of stock options and restricted stock units on issue on a fully diluted basis.
Approvals
Our CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the ASX.
ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of each of the Incentives to each of the Non-Executive Directors of the Company as described below.
Terms of Restricted Stock Units
The restricted stock units to be issued to each of the Non-Executive Directors will be issued on the following terms and conditions:
(a) Number of Restricted Stock Units to be granted: Subject to stockholder approval being obtained at the 2011 annual meeting, the compensation committee has approved the grant of up to 1,000 restricted stock units to each of its Non-Executive Directors provided that if the Company’s stock price on the date of grant is greater than $100 per share (as adjusted for any future stock splits and the like), the number of restricted stock units granted shall be reduced so the total value of such restricted stock units is equal to $100,000.
(b) Grant Price: There is no consideration payable for the grant of the restricted stock units.
(b) Exercise Price for Restricted Stock Units: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of common stock of the Company upon vesting.
(c) Vesting Conditions: The restricted stock units granted to each Non-Executive Director are scheduled to vest in four equal annual installments with the first tranche vesting on the first anniversary of the date of grant of the restricted stock units to the relevant Non-Executive Director. There are no performance conditions or other requirements attaching to the restricted stock units other than the requirement that the Non-Executive Director to whom they are granted continues to be engaged by the Company at the relevant vesting date. Notwithstanding the foregoing, the restricted stock units granted to each relevant Non-Executive Director will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of the Non-Executive Director or the Non-Executive Director ceasing to be engaged by the HeartWare group by reason of disability or elimination of the position.

(d) Lapsing of Restricted Stock Units: The restricted stock units granted to each relevant Non-Executive Director will lapse in circumstances where:
(i) the restricted stock units have been exercised and settled;
(ii) the Non-Executive Director ceases to be engaged by the HeartWare group on the date of vesting of the restricted stock units (as defined in the Plan); or
(iii) there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the restricted stock units will occur.
Terms of Stock Options
The stock options to be issued to each of the Non-Executive Directors will be issued on the following terms and conditions:
(a) Grant Price: There is no consideration payable for the grant of the stock options.
(b) Exercise Price for Stock Options: The exercise price of the stock options will be equal to the closing price of the Company’s common stock on the NASDAQ on the date of grant of the stock options.
(c) Vesting Conditions: The stock options granted to each Non-Executive Director are scheduled to vest in four equal annual installments with the first tranche vesting on the first anniversary of the date of grant of the stock options to the relevant Non-Executive Director. There are no performance conditions or other requirements attaching to the stock options other than the requirement that the Non-Executive Director to whom they are granted continues to be engaged by the Company at the relevant vesting date. Notwithstanding the foregoing, the stock options granted to each relevant Non-Executive Director will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of the Non-Executive Director or the Non-Executive Director ceasing to be engaged by the HeartWare group by reason of disability or elimination of the position.
(d) Lapsing of Incentives: The stock options granted to each relevant Non-Executive Director will lapse in circumstances where:
(i) the stock options have been exercised and settled;
(ii) the Non-Executive Director ceases to be engaged by the HeartWare group on the date of vesting of the stock options (as defined in the Plan);
(iii) there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the stock options will occur.
As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals No. 6-12:
•	the maximum aggregate number of restricted stock units which may be granted by the Company under the Plan under Proposals No. 6-12 is 7,000, comprising:
•	up to 1,000 restricted stock units to Robert Thomas;
•	up to 1,000 restricted stock units to Seth Harrison;
•	up to 1,000 restricted stock units to Timothy Barberich;
•	up to 1,000 restricted stock units to Christine Bennett;
•	up to 1,000 restricted stock units to Charles Raymond Larkin, Jr.;

•	up to 1,000 restricted stock units to Robert Stockman; and
•	up to 1,000 restricted stock units to Denis Wade,
each of which will entitle the relevant Non-Executive Director to receive one share of the Company’s common stock upon vesting of each relevant restricted stock unit as set out in this proxy statement.
•	the maximum aggregate number of stock options which may be granted by the Company under the Plan under Proposals No. 6-12 is 7,000, comprising:
•	1,000 stock options to Robert Thomas;

•	1,000 stock options to Seth Harrison;

•	1,000 stock options to Timothy Barberich;

•	1,000 stock options to Christine Bennett;

•	1,000 stock options to Charles Raymond Larkin, Jr.;

•	1,000 stock options to Robert Stockman; and

•	1,000 stock options to Denis Wade,
each of which will entitle the relevant Non-Executive Director to receive one share of the Company’s common stock upon vesting of each relevant stock option as set out in this proxy statement;
•	details of those persons who have received securities since the last approval under ASX Listing Rule 10.14 are set out in Proposal No. 5 on page 43 of this proxy statement
•	all directors are entitled to participate in the Plan; and
•	no loan will be made by the Company to any of the Non-Executive Directors in connection with the acquisition of any of the Incentives or the underlying shares of common stock.
Details of any securities issued under the Plan will be published in the Annual Report of HeartWare International, Inc. relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.
Any additional persons who become entitled to participate in the Plan after Proposals 6-12 (inclusive) have been approved and who are not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.
If Proposals No. 6-12 (inclusive) are approved by stockholders, the Incentives will be issued to the Non-Executive Directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.
Voting exclusion statement:
The Company will disregard any votes cast on Proposals No. 6-12 by:
•	the directors of HeartWare International, Inc.; and
•	any associate of the directors of HeartWare International, Inc.

However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Vote Required and Board of Directors Recommendation
Approval of Proposals No. 6-12 requires the affirmative vote of the holders of a majority of our shares of common stock present and voting on Proposals No. 6-12 in person or by proxy.
THE BOARD OF DIRECTORS (EXCLUDING ROBERT THOMAS (WITH RESPECT TO PROPOSAL NO. 6 ONLY), SETH HARRISON (WITH RESPECT TO PROPOSAL NO. 7 ONLY), TIMOTHY BARBERICH (WITH RESPECT TO PROPOSAL NO. 8 ONLY), CHRISTINE BENNETT (WITH RESPECT TO PROPOSAL NO. 9 ONLY), CHARLES RAYMOND LARKIN, JR. (WITH RESPECT TO PROPOSAL NO. 10 ONLY), ROBERT STOCKMAN (WITH RESPECT TO PROPOSAL NO. 11 ONLY) AND DENIS WADE (WITH RESPECT TO PROPOSAL NO. 12 ONLY) WHO DO NOT MAKE A RECOMMENDATION WITH RESPECT TO THE PROPOSAL IN PARENTHESIS AFTER THEIR NAME DUE TO THEIR PERSONAL INTEREST IN THAT PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSALS NO. 6-12 (INCLUSIVE).

PROPOSAL NO. 13 — RATIFICATION OF THE NOTE OFFERING
Background
As announced on December 16, 2010, we issued and sold an aggregate of $143.75 million aggregate principal amount of notes (convertible into a maximum of 1,767,293 shares of common stock) on December 15, 2010 in an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) on or about December 9, 2010 and accompanying prospectus supplement filed with the SEC on or about December 13, 2010, which we refer to in this Proxy Statement as the “prospectus supplement.” We issued the notes under a base indenture dated as of December 15, 2010 between us and Wilmington Trust FSB, as Trustee, as supplemented by a supplemental indenture dated as of December 15, 2010 with respect to the notes (collectively, the “Indenture”). The issuance and sale of the notes are referred to in this Proxy Statement as the “Note Offering”.
The notes are convertible into shares of our common stock upon the occurrence of certain events at an initial conversion rate of 10.0000 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $100.00 per share of our common stock). The conversion rate is subject to adjustment if certain events occur. See the section entitled “—Description of the Notes”.
Pursuant to the terms of the notes, we may settle (at our election) all conversions of the notes by paying or delivering (as the case may be) cash, shares of our common stock or a combination of shares of our common stock and cash.
In addition, as long as our CDIs are listed on the ASX, prior to February 1, 2012, we may not issue any shares of common stock (other than upon a conversion of notes) or any securities convertible into common stock unless either:
• our stockholders approve such proposed issuance;
• our stockholders ratify the issuance of the notes and the common stock underlying the notes; or
• ASX provides a waiver of the requirement to seek stockholder approval for the issue of shares of common stock or securities convertible into common stock, in each case within the meaning of applicable ASX rules and regulations.
The notes are our general unsecured obligations that rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes. The notes rank equally in right of payment with all of our existing and future indebtedness that is not so subordinated. The notes effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes rank structurally junior to all existing and future indebtedness and liabilities (including trade payables) of our subsidiaries. The common stock issuable upon conversion of the notes ranks equally in all respects with our existing common stock.
In the offering, we agreed with the underwriters that, subject to certain exceptions, we would not for a lock-up period of 75 days after December 9, 2010, the date of the prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of the underwriters.

We received net proceeds from the Note Offering of approximately $139.6 million, after deducting the underwriting discounts and estimated offering expenses. We currently expect to use the proceeds from the Note Offering for working capital and general corporate purposes, including, but not limited to, research and development, expansion of our manufacturing capabilities and/or licensing of or investment in complementary products, technologies or businesses, but may change the use of proceeds in our sole discretion, from time to time.
Stockholder Approval; ASX Listing Rules
ASX Listing Rule 7.1 (“Rule 7.1”) prohibits, subject to certain exceptions, the issuance of securities or an agreement for the issuance of securities that would represent more than 15% of a company’s ordinary securities on issue 12 months prior to the date of issue or agreement to issue such securities, without the prior approval of the company’s stockholders.
ASX Listing Rule 7.4 (“Rule 7.4”) sets out an exception to Rule 7.1. This rule provides that where a company in general meeting ratifies a previous issue of securities (made without stockholder approval under Rule 7.1) those securities will be excluded from the calculation of the number of securities that may be issued by the Company in any 12 month period within the 15% limit set out in Rule 7.1.
Accordingly, we are seeking the approval of our stockholders to ratify our prior sale and issuance of the notes (and the issue and allotment of up to 1,767,293 shares of common stock on conversion of the notes) pursuant to Australian Securities Exchange (“ASX”) Listing Rule 7.4 (“Rule 7.4”), in order that those securities will be excluded from the calculation of the number of securities that we can issue in any 12 month period within the 15% limit set out in ASX Listing Rule 7.1 (“Rule 7.1”), thereby providing us with flexibility to issue further shares in the next 12 months, if the board of directors considers it is in our interests to do so.
We are subject to the ASX Listing Rules because our common stock trades on the ASX under the symbol “HIN” in the form of CDIs.
As required by Rule 7.5 and, in addition to the information set out below, the Company discloses the following:
(a)	the total number of notes issued was US$143.75 million of 3.50% notes;

(b)	the maximum number of shares which may be issued on conversion of the notes is 1,767,293 shares of common stock (equivalent to 61,855,255 CDIs);

(c)	the notes were issued at $1,000 each, to raise a total of $143.75 million;

(d)	the notes were issued to accredited investors in the US;

(e)	the Company currently expects to use the proceeds from the Note Offering for working capital and general corporate purposes, including, but not limited to, research and development, expansion of our manufacturing capabilities and/or licensing of or investment in complementary products, technologies or businesses; and

(f)	the remaining terms of the notes are set out below.
Description of the Notes
We issued the notes under a base indenture dated as of December 15, 2010 between us and Wilmington Trust FSB, as Trustee, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We filed a Form 8-K with the SEC on December 15, 2010 relating to the offering and sale of the notes.

The following description is a summary of material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. For purposes of this description, references to “we,” “our” and “us” refer only to HeartWare International, Inc. and not to its subsidiaries.
General
The notes:
•	are our general unsecured, senior obligations;

•	are initially limited to an aggregate principal amount of $143.75 million;

•	bear cash interest from December 15, 2010 at an annual rate of 3.50% payable on June 15 and December 15 of each year, beginning on June 15, 2011;

•	are not be redeemable prior to maturity;

•	are subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental change permits holders to require us to repurchase notes”), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on December 15, 2017, unless earlier converted or repurchased;

•	were issued in denominations of $1,000 and integral multiples of $1,000; and

•	are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.
See “Book-entry, settlement and clearance”
Prior to February 1, 2011, the notes will not be convertible under any circumstances. On or after February 1, 2011, subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at the conversion rate in effect at such time. The conversion rate is initially 10.0000 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $100.00 per share of our common stock). The conversion rate is subject to adjustment if certain events occur.
We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion rights—Settlement upon conversion.” Upon conversion, noteholders will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than provisions described under “—Fundamental change permits holders to require us to repurchase notes” and “—Consolidation, merger and sale of assets” below and except for the provisions set forth under “—Conversion rights—Adjustment to conversion rate upon conversion in connection with a make-whole fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our ability to repay the notes as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional notes under the indenture with the same terms as the notes offered hereby in an unlimited aggregate principal amount; provided that if such additional notes are issued with the same CUSIP number as the notes offered hereby, such additional notes must be fungible with the notes offered hereby for U.S. federal income tax purposes.
Listing of notes
We do not intend to list the notes on any securities exchange or any automated dealer quotation system. Our CDIs are listed on ASX, and for so long as our CDIs are so listed, we will comply with the ASX’s listing rules.
Purchase and cancellation
We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements.
Payments on the notes; paying agent and registrar; transfer and exchange
We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in Minneapolis, Minnesota as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax. We are not required to transfer or exchange any note surrendered for conversion or required repurchase. The registered holder of a note will be treated as its owner for all purposes.
Interest
The notes bear cash interest at a rate of 3.50% per year. Interest on the notes will accrue from December 15, 2010 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011.
Interest will be paid to the person in whose name a note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
Unless the context otherwise requires, all references to interest in this “Description of the Notes” include additional interest, if any, payable at our election as the sole remedy for a specified period relating to the failure to comply with our reporting obligations as described under “—Events of default.”
Ranking
The notes are our general unsecured obligations that rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes. The notes rank equally in right of payment with all of our existing and future indebtedness that is not so subordinated. The notes effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes rank structurally junior to all existing and future indebtedness and liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt will be available to pay obligations on the notes only after all of such secured debt has been repaid in full. We advise that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.
As of September 30, 2010, we had no indebtedness. After giving effect to the issuance of the notes and the use of proceeds therefrom, our total consolidated indebtedness was $143.75 million.
Conversion rights
General
Holders may not convert their notes prior to February 1, 2011 regardless of whether any of the following conditions are satisfied. On or after February 1, 2011, and prior to June 15, 2017, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon satisfaction of sale price condition,” “—Conversion upon satisfaction of trading price condition,” and “—Conversion upon specified corporate events.” On or after June 15, 2017, holders may convert their notes at the conversion rate at any time prior to the close of business on the business day immediately preceding the maturity date irrespective of whether any of the foregoing conditions has been met. The conversion rate is initially 10.0000 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $100.00 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash, if any, and number of shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) for each trading day in a 25 trading day observation period (as defined below under “—Settlement upon conversion”). The trustee will initially act as the conversion agent.
A holder may convert all or any portion of such holder’s note so long as such portion is an integral multiple of $1,000 principal amount.
If the holder of a note has submitted the note for repurchase upon a fundamental change, the holder may convert that note only if that holder first withdraws its repurchase notice in accordance with the indenture.

Upon conversion, a holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement upon conversion.” Our payment and delivery, as the case may be, to holders of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:
•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the conversion date.
As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:
•	for conversions following the regular record date immediately preceding the maturity date;
•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax. Holders may surrender their notes for conversion on or after February 1, 2011 under the following circumstances:
Conversion upon satisfaction of sale price condition
On or after February 1, 2011 and prior to June 15, 2017, a holder may surrender its notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2011 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day (the “sale price condition”).
The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
“Trading day” means a day on which (i) trading in our common stock generally occurs on The NASDAQ Global Market or, if our common stock is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a “business day.”

We will determine at the beginning of each calendar quarter commencing after the calendar quarter ending on March 31, 2011 if the sale price condition has been met and will notify the holders, the trustee and the conversion agent (if other than the trustee) as soon as reasonably practicable after such determination of the notes becoming convertible on account of the sale price condition being met.
Conversion upon satisfaction of trading price condition
On or after February 1, 2011 and prior to June 15, 2017, a holder of notes may surrender its notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day (the “trading price condition”). The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5 million principal amount of notes from a nationally recognized securities dealer on any date, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such date. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.
The bid solicitation agent shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met pursuant to such determination, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) within one business day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) within one business day. The trustee will initially act as the bid solicitation agent.

Conversion upon specified corporate events
Certain distributions
If, prior to June 15, 2017, we elect to:
•	issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of such announcement; or
•	distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 35 scheduled trading days prior to the ex-dividend date for such issuance or distribution. If the ex-dividend date for such issuance or distribution is on or after February 1, 2011, holders may surrender their notes for conversion at any time during the period beginning on, and including, the later of (x) February 1, 2011 and (y) our delivery of such notice and ending at the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. Holders of the notes may not exercise this conversion right if they have the right to participate (as a result of holding the notes, and at the same time and on the same terms as common stockholders participate) in any of the transactions described above as if such holders of the notes held a number of shares of our common stock, for each $1,000 principal amount of their notes, equal to the applicable conversion rate, without having to convert their notes.
Certain corporate events
If (1) a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental change permits holders to require us to repurchase notes”), (2) a “make-whole fundamental change” (as defined under “—Adjustment to conversion rate upon conversion in connection with a make-whole fundamental change”) or (3) a consolidation, merger, combination or statutory share exchange involving us or a sale, lease or other transfer of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, in each case (A) occurs after the 35th trading day prior to February 1, 2011 (or, if such transaction also constitutes a fundamental change, the related fundamental change repurchase date occurs after February 1, 2011), and (B) occurs prior to June 15, 2017, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental change permits holders to require us to repurchase notes,” the notes may be surrendered for conversion at any time from or after the date that is the later of (x) February 1, 2011 and (y) 35 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.
Conversions on or after June 15, 2017
On or after June 15, 2017, a holder may convert any of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of whether any of the foregoing conditions has been met.

Conversion procedures
If a holder holds a beneficial interest in a global note, to convert it must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the amount of interest payable on the next interest payment date to which the holder is not entitled. If a holder holds a certificated note, to convert it must:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to interest payable on the next interest payment date to which the holder is not entitled.
We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax. We refer to the date a holder complies with the relevant procedures for conversion described above as the “conversion date.” If a holder has already delivered a repurchase notice as described under “—Fundamental change permits holders to require us to repurchase notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.
Settlement upon conversion
Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” All conversions occurring on or after September 15, 2017 will be settled using the same settlement method. Prior to September 15, 2017 we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement, and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date (or in the case of any conversions occurring on or after September 15, 2017, no later than September 15, 2017). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversion through combination settlement with a specified dollar amount of $1,000. Settlement amounts will be computed as follows:
•	if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;
•	if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the relevant observation period; and

•	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the relevant observation period.
The “daily settlement amount,” for each of the 25 consecutive trading days during the observation period, shall consist of:
•	cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 25 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and
•	if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.
The “daily conversion value” means, for each of the 25 consecutive trading days during the observation period, 4% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day. The “daily VWAP” means, for each of the 25 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HTWR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours. The “observation period” with respect to any note surrendered for conversion means:
•	if the relevant conversion date occurs prior to September 15, 2017, the 25 consecutive trading day period beginning on, and including, the third trading day after such conversion date; and
•	if the relevant conversion date occurs on or after September 15, 2017, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date.
For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Market or, if our common stock is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”
“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Except as described under “—Adjustment to conversion rate upon conversion in connection with a make-whole fundamental change” and “—Recapitalizations, reclassifications and changes of our common stock,” we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.
We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as if such person were the holder of record of such shares as of (i) the close of business on the conversion date (in the case of physical settlement) or (ii) the last trading day of the relevant observation period (in the case of combination settlement), in each case solely for the purpose of receiving or participating in any dividend, distribution, issuance, share split or combination, tender or exchange offer or any other event that would lead to a conversion rate adjustment as described under “—Conversion rate adjustments” below.
Conversion rate adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustment to the conversion rate if each holder of the notes has the right to participate, at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert its notes as if it held a number of shares of our common stock, per $1,000 principal amount of its notes, equal to the conversion rate.
(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x OS1
OS0
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and
OS1 = the number of shares of our common stock outstanding immediately after and solely as a result of giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of such announcement, the conversion rate will be increased based on the following formula:

CR1 = CR0 x OS0 + X
OS0+ Y
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon specified corporate events—Certain distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.
(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.
Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution. If our board of directors or a committee thereof determines the “FMV” (as defined above) of any distribution for purposes of this clause (3) by reference to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;
CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;
FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon satisfaction of sale price condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and
MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off; provided that in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days shall be deemed replaced, for purposes of calculating the daily conversion rates for such conversion, with such lesser number of trading days as have elapsed from, and including the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.
(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C = the amount in cash per share that we distribute to holders of our common stock.
Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP 0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock and the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The increase to the conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires but will be given effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. If the trading day immediately following the date the tender or exchange offer expires is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates for such conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the last trading day of such observation period. Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if it were the record owner of the shares of our common stock on an unadjusted basis, and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.
“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
To the extent permitted by law and the rules of The NASDAQ Global Market and any other securities exchange on which any of our securities are then listed, (i) we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest, and (ii) we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. federal income tax considerations.”
To the extent that we have a rights plan in effect upon conversion of the notes into common stock, a holder will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.
Covenant to comply with ASX listing rules
As long as CDIs representing our common stock are listed on the ASX prior to February 1, 2012, we will not issue any shares of our common stock (other than upon conversion of the notes) or any securities convertible into our common stock unless either (x) our stockholders approve such proposed issuance; (y) our stockholders ratify the issuance of the notes and the common stock underlying the notes; or (z) ASX provides a waiver of the requirement to seek stockholder approval for the issue of shares of common stock or securities convertible into common stock, in each case within the meaning of ASX rules and regulations.
Recapitalizations, reclassifications and changes of our common stock
In the case of:
•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),
•	any consolidation, merger or combination involving us,
•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or
•	any statutory share exchange,
in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction.

If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible (subject to the preceding sentence) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to conversion rate upon conversion in connection with a make-whole fundamental change”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.
Notwithstanding anything to the contrary herein, as long as CHESS Depositary Interests representing our common stock are listed on ASX certain listing rules of the ASX limit the number of shares of common stock we may deliver upon conversion of each $1,000 principal amount of notes. The ASX listing rules, subject to certain exceptions, prohibit us from issuing or agreeing to issue securities in any 12 month period which amount to more than 15% of our issued capital without stockholder approval (the “share cap”). Accordingly, if our common stock is listed on ASX, in the event of an increase in the conversion rate beyond the share cap as a result of the foregoing conversion rate adjustments or if we would otherwise be required to deliver a number of shares per $1,000 principal amount of notes in respect of any conversion date in excess of the share cap, we will, at our option, either obtain stockholder ratification for the issuance of the notes and the common stock underlying the notes prior to any conversion of notes, in accordance with ASX listing rules, or, upon conversion of the notes, deliver cash in lieu of any shares of our common stock otherwise deliverable in excess of the share cap based on (x) the daily VWAP on each trading day of the relevant observation period, in the case of combination settlement, or (y) the daily VWAP on the conversion date, in the case of physical settlement.
Adjustments of prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the “stock price” for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Adjustment to conversion rate upon conversion in connection with a make-whole fundamental change
If a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Conversion rights—Settlement upon conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined as of the conversion date and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date. The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share.
Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change. The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion rate adjustments.” The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective date	$81.31	$85.00	$90.00	$95.00	$100.00	$110.00	$120.00	$130.00	$140.00
December 15, 2010	2.2986	2.2002	2.0016	1.8301	1.6809	1.4351	1.2419	1.0868	0.9601
December 15, 2011	2.2986	2.2093	1.9963	1.8137	1.6560	1.3988	1.1995	1.0416	0.9141
December 15, 2012	2.2986	2.2117	1.9807	1.7843	1.6161	1.3451	1.1388	0.9781	0.8504
December 15, 2013	2.2986	2.2080	1.9529	1.7380	1.5559	1.2672	1.0521	0.8884	0.7614
December 15, 2014	2.2986	2.1757	1.8902	1.6526	1.4537	1.1448	0.9217	0.7574	0.6340
December 15, 2015	2.2986	2.0834	1.7586	1.4925	1.2738	0.9447	0.7183	0.5605	0.4487
December 15, 2016	2.2986	1.9104	1.5205	1.2092	0.9618	0.6122	0.3969	0.2654	0.1855
December 15, 2017	2.2986	1.7647	1.1111	0.5263	0.0000	0.0000	0.0000	0.0000	0.0000

	Stock Price
Effective date	$150.00	$175.00	$200.00	$250.00	$300.00	$350.00	$400.00	$450.00
December 15, 2010	0.8549	0.6573	0.5203	0.3445	0.2379	0.1678	0.1191	0.0842
December 15, 2011	0.8095	0.6162	0.4847	0.3190	0.2200	0.1550	0.1100	0.0777
December 15, 2012	0.7473	0.5610	0.4377	0.2862	0.1972	0.1392	0.0989	0.0699
December 15, 2013	0.6609	0.4853	0.3739	0.2422	0.1669	0.1180	0.0839	0.0593
December 15, 2014	0.5395	0.3828	0.2897	0.1861	0.1288	0.0916	0.0654	0.0462
December 15, 2015	0.3680	0.2461	0.1819	0.1169	0.0822	0.0592	0.0425	0.0299
December 15, 2016	0.1366	0.0798	0.0584	0.0395	0.0286	0.0209	0.0151	0.0106
December 15, 2017	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices or the earlier and later effective dates based on a 365-day year, as applicable.
•	If the stock price is greater than $450.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•	If the stock price is less than $81.31 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 12.2986 per $1,000 principal amount of notes, which as of the date hereof corresponds to a maximum aggregate number of shares of common stock of 1,767,923 which may be issued on conversion of the notes, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.” Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to repurchase notes
If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased). The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:
(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;
(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)	“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;
(4)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(5)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).
A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if 100% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion rights—Settlement upon conversion”).

“Continuing director” means a director who either was a member of our board of directors on the date of the prospectus supplement or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director. On or before the 20th day after (i) the date that we knew or reasonably should have known that the fundamental change occurred, in the case of a fundamental change described under clause (1) of the definition thereof, or (ii) the date the fundamental change occurred, in the case of any other fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right.
For the purpose of clause (i) of the preceding sentence, we will be deemed to know of any Schedule TO or any other schedule, form or report filed under the Exchange Act by any person or group. Our notice to holders of the occurrence of a fundamental change shall state, among other things:
•	the events causing the fundamental change;
•	the effective date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the conversion rate and any adjustments to the conversion rate;
•	if applicable, that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and
•	the procedures that holders must follow to require us to repurchase their notes.
Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.
To exercise the fundamental change repurchase right, a holder must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. If the notes are in global form, a holder must comply with DTC’s procedures for surrendering interests in global notes. Each repurchase notice must state:
•	if certificated, the certificate numbers of the holder’s notes to be delivered for repurchase;
•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. If the notes are in global form, holders must comply with the relevant procedures of DTC. The notice of withdrawal shall state:
•	the principal amount of the withdrawn notes;
•	if certificated, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.
We will be required to repurchase notes surrendered for repurchase in accordance with the indenture on the fundamental change repurchase date. Holders will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If on the fundamental change repurchase date the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes for which holders have delivered and not withdrawn purchase notices as of the close of business on the business day prior to the fundamental change repurchase date, then:
•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:
•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and
•	file a Schedule TO or any other required schedule under the Exchange Act.
No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Adjustment to conversion rate upon conversion in connection with a make-whole fundamental change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk factors—Risks related to the notes and the offering—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or required repurchase of the notes.”
If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, merger and sale of assets
The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.
Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
Events of default
Each of the following is an event of default with respect to the notes:
(1)	default in any payment of interest on any note when due and payable, if the default continues for a period of 30 days;
(2)	default in the payment of principal of any note when due and payable;
(3)	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, if the failure continues for a period of 5 business days;
(4)	our failure to pay the fundamental change repurchase price of any note when due;
(5)	our failure to give a fundamental change notice as described under “—Fundamental change permits holders to require us to repurchase notes” or notice of a specified corporate transaction as described under “—Conversion upon specified corporate events,” in each case if the failure continues for a period of 10 days after the due date for such notice;
(6)	our failure to comply with our obligations under “Consolidation, merger and sale of assets;”
(7)	our failure for 75 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(8)	default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of us and/or any such subsidiary (it being understood that the amount of any indebtedness will be determined after giving effect to any prior repayment thereof), whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable, if such declaration of acceleration is not rescinded or annulled within 10 days after we have received notice of such acceleration or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, if such default is not cured or waived within 10 days after the date when the payment was due; provided that, in the case of clause (i), if such declaration of acceleration is annulled or rescinded or, in the case of clause (ii), if such default is cured or waived, the related event of default with respect to the notes will be deemed to be cured for purposes of the indenture;
(9)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or
(10)	a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable.
Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Notwithstanding the foregoing, the indenture provides that, if we so elect, the sole remedy during the first 270 days following an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will consist exclusively of the right to receive additional interest on the notes, as long as such event of default is continuing, at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding during the 90-day period beginning on, and including, the date on which such event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding during the 180-day period beginning on, and including the 91st day that such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 271st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 271st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with the immediately preceding paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above. In order to elect to pay the additional interest as the sole remedy during the first 270 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the second preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 270-day period.
Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above. If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to (x) nonpayment of principal (including the fundamental change repurchase price, if applicable) or interest, (y) the failure to deliver the consideration due upon conversion or (z) any provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected) and rescind the consequences of any such default, including acceleration, if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:
•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,
its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)	such holder has previously given the trustee notice that an event of default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.
Subject to certain restrictions and the trustee’s right to demand security or indemnity reasonably satisfactory to it in accordance with the indenture, the holders of a majority in principal amount of the outstanding notes are given the right to (i) direct the trustee to exercise any remedy available to it and (ii) direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its reasonable discretion against all losses and expenses caused by taking or not taking such action. The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

We are also required to deliver to the trustee, as soon as practicable, and in any event within 30 days after any officer becoming aware thereof, written notice of any events which would constitute defaults, their status and what action we are taking or propose to take in respect thereof. Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.
Modification and Amendment
Subject to certain exceptions, any provision of the indenture or the notes may be amended or compliance with any provision of the indenture or the notes may be waived, in each case with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no such amendment or waiver may:
(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal of or extend the stated maturity of any note;

(4)	make any change that adversely affects the conversion rights of any notes;

(5)	reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in money other than that stated in the note;

(7)	change the ranking of the notes;

(8)	impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(9)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
We and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:
(1)	cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the notes;
(2)	provide for the assumption by a successor corporation of our obligations under the indenture as described under “—Consolidation, merger and sale of assets”;
(3)	add guarantees with respect to the notes;

(4)	secure the notes;

(5)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(6)	make any change that does not adversely affect the rights of any holder;

(7)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(8)	conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if the required number of holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes or satisfy our conversion obligation, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in respect of notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.
Inapplicable provisions of the base indenture
The provisions of the base indenture described under “Description of Debt Securities—Defeasance” and “Description of Debt Securities—Subordination of subordinated debt securities” of the base prospectus that accompanied the prospectus supplement will not apply with respect to the notes.
Reports
The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.
Trustee
Wilmington Trust FSB is the trustee, registrar, paying agent and conversion agent. Wilmington Trust FSB, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law
The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.
Book-entry, settlement and clearance
The global notes
The notes were initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes were deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-entry procedures for the global notes
All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures. DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated notes
Notes in physical, certificated form will be issued and delivered (i) to each person that DTC identifies as a beneficial owner of the related notes, if (a) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, or (ii) to any beneficial owner who requests that its notes be issued in physical, certificated form, if an event of default with respect to the notes has occurred and is continuing.
Consequences if Proposal No. 13 is Approved
If this Proposal No. 13 is passed, we will have satisfied Section 11.01 of the supplemental indenture (filed with the SEC on Form 8-K on December 15, 2010) and available at www.sec.gov.au) relating to the notes and we would no longer be subject to the restriction in Section 11.01 on issuing shares of our common stock or securities convertible into shares of our common stock prior to February 1, 2012. In addition, if Proposal No. 13 is passed, it will have the effect of refreshing our 15% capacity to issue shares in the 12 months following the annual meeting, thereby providing us, following the expiration of the lock-up period with the underwriters of the notes, with the ability to issue further shares of common stock or securities convertible into common stock, including for the purposes of raising further capital, should such issuances be deemed necessary or desirable.
Voting exclusion statement:
The Company will disregard any votes cast on Proposal No. 13 by:
•	investors who participated in the Note Offering.; and
•	any associate of such investors.

However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Required Vote and Recommendation of the Board of Directors
Approval of Proposal No. 13 requires the affirmative vote of the holders of a majority of our shares of common stock present and voting in person or by proxy on the Proposal. In accordance with the ASX Listing Rules, investors who participated in the Note Offering (and their associates) will not be counted toward the vote total with respect to this Proposal No. 13 and will not be included in the number of shares outstanding for purposes of determining if a majority of our shares of common stock present and voting on this Proposal in person by proxy have approved such Proposal. Abstentions will not be counted as votes for the purposes of approving this Proposal. Broker non-votes will not be counted as affirmative votes and will have the same effect as AGAINST votes.
If this Proposal No. 13 is not approved by our stockholders at the annual meeting and we deem it necessary or desirable to raise additional funds prior to February 1, 2012, we may need to seek sources of financing other than the issuance or sale of common stock or securities convertible into common stock. However, if this Proposal No. 13 is not approved by our stockholders at the annual meeting, this will not have any impact on the validity of the issuance of the notes.
THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PROPOSAL NO. 13.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 2, 2011, information regarding beneficial ownership of shares of our common stock by the following:
•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by our officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the shares of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares.
Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of March 2, 2011 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

As of March 2, 2011, there were 13,919,022 shares of common stock outstanding.

	Number of
	Shares		Percent of
	Beneficially		Shares
Name and Address of Beneficial Owner	Owned		Outstanding
5% Stockholders
FMR LLC 82 Devonshire Street Boston, MA 02109	2,080,425	(1)	14.9%

Apple Tree Partners I, L.P. One Broadway, 14th Floor Cambridge, MA 02142	1,673,962	(2)	12.0%

Wellington Asset Management 280 Congress Street Boston, MA 02210	1,460,435	(3)	10.5%

Muneer A. Satter 71 S. Wacker Drive, Suite 500 Chicago, IL 60606	1,053,500	(4)	7.6%

T. Rowe Price Associates, Inc. 100 E. Pratt Street. 52nd Floor Baltimore, MD 21202	844,383	(5)	6.1%

Directors and Named Executive Officers
Robert Thomas	112,059	(6)	*
Dr. Seth Harrison	1,673,962	(7)	12.0%
Dr. Denis Wade	41,466	(8)	*
Dr. Christine Bennett	2,857		*
Robert Stockman	18,569	(9)	*
Timothy Barberich	5,713	(10)	*
C. Raymond Larkin	562		*
Douglas Godshall	190,673	(11)	1.4%
David McIntyre	7,295	(12)	*
Jeffrey LaRose	28,398	(13)	*
James Schuermann	6,566		*
Jeff Held	—		*
All directors and executive officers as a group (15 persons)	2,112,865	(14)	15.0%

*	Indicates less than 1%

(1)	Information based on Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson 3d on January 10, 2011. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of the reported shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the reported shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)	Information based on Schedule 13G/A filed with the SEC on February 14, 2011 by Apple Tree Partners I, L.P. (the “Fund”), Apple Tree Ventures I, LLC, which is the sole general partner of the Fund (the “GP”), and Seth L. Harrison (“Harrison”), the sole managing member of the GP. As the sole general partner of the Fund, the GP may be deemed to own beneficially the reported shares. As the sole managing member of the GP, Harrison may also be deemed to beneficially own these shares.

(3)	Information based on Schedule 13G filed with the SEC by Wellington Management Company, LLP (“Wellington Management”) on January 10, 2011. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own the reported number of shares, which are held of record by clients of Wellington Management.

(4)	Information based on Schedule 13G/A filed with the SEC by Muneer A. Satter on February 9, 2011. Mr. Satter may be deemed the beneficial owner of 1,053,500 shares as a result of his (and/or his immediate family members’) voting and dispositive power over: (i) 550,000 shares owned by the Muneer A. Satter Revocable Trust dated November 3, 2000 for which Mr. Satter is the trustee; (ii) 215,000 shares owned by the Satter Foundation for which Mr. Satter is a trustee; (iii) 225,000 shares owned by the Satter Children’s Trust dated June 10, 2002 for which Mr. Satter is the investment advisor; (iv) 40,000 shares owned by the Satter Family Trust dated June 10, 2005 for which Mr. Satter is the investment advisor; (v) 7,000 shares owned by the Kristen Hayler Hertel Revocable Trust dated November 29, 2001 for which a member of Mr. Satter’s immediate family acts as the trustee; (vi) 3,000 shares owned by the Gordon and Barbara Anne Hertel Insurance Trust dated November 3, 2000 for which Mr. Satter is the trustee; (vii) 2,000 shares owned by the Abdus Satter Insurance Trust dated November 3, 2000 for which a member of Mr. Satter’s immediate family is the trustee; (viii) 3,000 shares owned by the Anne-Carole Witort Insurance Trust dated November 3, 2000 for which Mr. Satter is the trustee; (ix) 3,000 shares owned by the Rose Shereen Fuqua Insurance Trust dated November 3, 2000 for which a member of Mr. Satter’s immediately family is the trustee; (x) 3,000 shares owned by the Rabi H. Satter Insurance Trust dated November 3, 2000 for which a member of Mr. Satter’s immediate family is the trustee; and (xi) 2,500 shares owned by the John Wood Trust for which a member of Mr. Satter’s immediate family is the trustee. Mr. Satter expressly disclaims beneficial ownership of all such shares other than as attributed to him as a result of his sole voting and dispositive power of each trust.

(5)	Information based on Schedule 13G filed with the SEC by T, Rowe Price Associates, Inc. on February 9, 2011. These securities are owned by various individual and institutional investors which T.Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Includes 68,512 shares held in trust and 14,286 shares held by Mr. Thomas’ spouse. Mr. Thomas disclaims beneficial ownership of shares held by his spouse.

(7)	Represents shares held by Apple Tree Partners I, L.P. Dr. Harrison is Managing General Partner in Apple Tree Partners I, L.P. Dr. Harrison disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)	Represents 41,466 shares held by a family trust.

(9)	Includes 4,284 shares subject to options exercisable within 60 days of March 2, 2011.

(10)	Includes 2,856 shares subject to options exercisable within 60 days of March 2, 2011.

(11)	Includes 149,464 shares subject to options exercisable within 60 days of March 2, 2011.

(12)	Includes 5,714 shares subject to options exercisable within 60 days of March 2, 2011 and 800 shares held by Mr. McIntyre’s spouse.

(13)	Includes 26,148 shares subject to options exercisable within 60 days of March 2, 2011.

(14)	Includes 207,036 shares subject to options exercisable within 60 days of March 2, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all SEC filings of our directors, executive officers and beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act.
OTHER BUSINESS
2012 Stockholder Proposals
Stockholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2012 Annual Meeting of Stockholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before Thursday, December 9, 2011.
A stockholder of ours may wish to have a proposal presented at the 2012 Annual Meeting of Stockholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.
Pursuant to our Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting (or any supplement thereto) or is otherwise brought before the meeting at the direction of the board of directors or by a stockholder of record who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Bylaws about the stockholder and the proposed action) no later than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting, i.e., before Thursday, December 9, 2011.
Nominating or Recommending for Nomination Candidates for Director
Our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to us in accordance with our Bylaws, which, in general, require that the notice be received by us within the time period described above under “2012 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Transaction of Other Business
At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the annual meeting to be held on May 12, 2011 other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
By order of the Board of Directors,

Douglas Godshall
Chief Executive Officer
April 8, 2011

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals —
The Board of Directors recommends a vote FOR all the nominees listed. The BOARD OF DIRECTORS (excluding Douglas Godshall (with respect to Proposal No. 5 only), Robert Thomas (with respect to Proposal No. 6 only), Seth Harrison (with respect to Proposal No. 7 only), Timothy Barberich (with respect to Proposal No. 8 only), Christine Bennett (with respect to Proposal No. 9 only), Charles Raymond Larkin, Jr. (with respect to Proposal No. 10 only), Robert Stockman (with respect to Proposal No. 11 only) and Denis Wade (with respect to Proposal No. 12 only) who have abstained from making a recommendation with respect to the Proposal in parenthesis after their name due to their personal interest in that Proposal) RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1-3 AND 5-13. The board of directors recommends that stockholders vote for THREE YEARS with respect to Proposal No. 4.
+
1.	To elect a class of three directors to hold office until the later of our annual meeting of stockholders to be held in 2014 and the date on which his successor is duly elected and qualified:

	For	Withhold		For	Withhold		For	Withhold

01 - Timothy Barberich	☐	☐	02 - C. Raymond Larkin, Jr.	☐	☐	03 - Robert Thomas	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2011.	☐	☐	☐	3. To approve, on an advisory basis, the compensation paid to certain executive officers.	☐	☐	☐

1 Yr	2 Yrs	3 Yrs	Abstain

4. To recommend, on an advisory basis, the frequency of stockholder approval of the compensation paid to certain executive officers. ☐	☐	☐	☐	5. To approve the grant of 22,450 restricted stock units to Douglas Godshall on the terms set out in the accompanying proxy statement.	☐	☐	☐

	For	Against	Abstain

6. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Thomas on the terms set out in the accompanying proxy statement.	☐	☐	☐	7. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Seth Harrison on the terms set out in the accompanying proxy statement.	☐	☐	☐

8. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Timothy Barberich on the terms set out in the accompanying proxy statement.	☐	☐	☐	9. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Christine Bennett on the terms set out in the accompanying proxy statement.	☐	☐	☐

10. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr. on the terms set out in the accompanying proxy statement.	☐	☐	☐	11. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Stockman on the terms set out in the accompanying proxy statement.	☐	☐	☐

12. To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Denis Wade on the terms set out in the accompanying proxy statement.	☐	☐	☐
13. To ratify the issuance and sale by the Company of $143.75 million aggregate principal amount of our 3.50% Convertible Senior Notes due 2017 (and the issue and allotment of up to 1,767,293 shares of common stock on conversion of the notes) in accordance with the terms and provisions set forth in that certain prospectus supplement filed with the Securities and Exchange Commission on December 13, 2010.
					☐	☐	☐
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

■	1 U P X 1 1 3 7 3 7 2	+
01AWTC

Please promptly sign, date and return the proxy card to
Computershare Trust Company, N.A., P.O. Box 43070, Providence RI 02940-3070 USA.
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Heartware International, Inc.	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HEARTWARE INTERNATIONAL, INC.
The undersigned, a stockholder of HeartWare International, Inc., a Delaware corporation (the “Company”), does hereby appoint Douglas Godshall and David McIntyre and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Fairmont Turnberry Isle Hotel, 19999 West Country Club Drive, Miami, Florida 33180, on May 12, 2011, at 4:30 P.M., U.S. Eastern Time (being 6:30 A.M. on May 13, 2011 (Australian Eastern Standard Time)), and at any adjournments or postponements thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management.
(continued, and to be signed on reverse side)
Other Matters:

☐
If Douglas Godshall is appointed as your proxy, or may be appointed by default and you do not wish to direct your proxy how to vote as your proxy in respect of Proposals 5-12, please place a mark in the box. By marking this box, you acknowledge that Douglas Godshall may exercise your proxy even if he has an interest in the outcome of the Proposals and that votes cast by Douglas Godshall for Proposals 5 - 12 other than as a proxy holder will be disregarded because of that interest. If you do not mark this box, and you have not directed your proxy how to vote, Douglas Godshall will not cast your votes on Proposals 5 - 12 and your votes will not be counted in calculating the required majority if a poll is called on such Proposals.

 B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.	+